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                                                                   Exhibit 10.10

                           FIVE YEAR CREDIT AGREEMENT

                          Dated as of October 22, 2004

            HONEYWELL INTERNATIONAL INC., a Delaware corporation (the "Company"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") and initial issuing banks (the "Initial Issuing Banks") listed on the signature pages hereof, and CITICORP USA, INC. ("CUSA"), as administrative agent (the "Agent") for the Lenders (as hereinafter defined), JPMORGAN CHASE BANK, as syndication agent, BANK OF AMERICA, N.A., BARCLAYS BANK PLC, DEUTSCHE BANK AG NEW YORK BRANCH and UBS SECURITIES LLC, as documentation agents, and CITIGROUP GLOBAL MARKETS INC. and J.P. MORGAN SECURITIES INC., as joint lead arrangers and co-book managers, hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. Certain Defined Terms.

            As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Advance" means a Revolving Credit Advance or a Competitive Bid Advance.

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

            "Agent's Account" means (a) in the case of Advances denominated in Dollars, the account of the Agent maintained by the Agent at Citibank at its office at 388 Greenwich Street, New York, New York 10013, Account No. 36852248, Attention: Bank Loan Syndications, (b) in the case of Advances denominated in any Foreign Currency, the account of the Sub-Agent designated in writing from time to time by the Agent to the Company and the Lenders for such purpose and (c) in any such case, such other account of the Agent as is designated in writing from time to time by the Agent to the Company and the Lenders for such purpose.




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            "Alternate Currency" means any lawful currency other than Dollars and the Major Currencies that is freely transferrable and convertible into Dollars.

            "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

            "Applicable Letter of Credit Rate" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

----------------------------------- -------------------------------------
        Public Debt Rating            Applicable Letter of Credit Rate
           S&P/Moody's
----------------------------------- -------------------------------------
Level 1
-------
A+ or A1 or above                                  0.230%
----------------------------------- -------------------------------------
Level 2
-------
Lower than Level 1 but at least A                  0.270%
or A2
----------------------------------- -------------------------------------
Level 3
-------
Lower than Level 2 but at least                    0.360%
A- or A3
----------------------------------- -------------------------------------
Level 4
-------
Lower than Level 3 but at least                    0.505%
BBB+ or Baa1
----------------------------------- -------------------------------------
Level 5
-------
Lower than Level 4                                 0.725%
----------------------------------- -------------------------------------

            "Applicable Margin" means (a) for Base Rate Advances, 0% per annum and (b) for Eurocurrency Rate Advances, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

----------------------------------- -------------------------------------
        Public Debt Rating                 Applicable Margin for
           S&P/Moody's                   Eurocurrency Rate Advances
----------------------------------- -------------------------------------
Level 1
-------
A+ or A1 or above                                  0.180%
----------------------------------- -------------------------------------
Level 2
-------
Lower than Level 1 but at least A                  0.220%
or A2
----------------------------------- -------------------------------------
Level 3
-------
Lower than Level 2 but at least                    0.260%
A- or A3
----------------------------------- -------------------------------------

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----------------------------------- -------------------------------------
Level 4
-------
Lower than Level 3 but at least                    0.380%
BBB+ or Baa1
----------------------------------- -------------------------------------
Level 5
-------
Lower than Level 4                                 0.600%
----------------------------------- -------------------------------------

            "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

------------------------------------- -----------------------------------
         Public Debt Rating                       Applicable
            S&P/Moody's                           Percentage
------------------------------------- -----------------------------------
Level 1
-------
A+ or A1 or above                                   0.070%
------------------------------------- -----------------------------------
Level 2
-------
Lower than Level 1 but at least A                   0.080%
or A2
------------------------------------- -----------------------------------
Level 3
-------
Lower than Level 2 but at least A-                  0.090%
or A3
------------------------------------- -----------------------------------
Level 4
-------
Lower than Level 3 but at least                     0.120%
BBB+ or Baa1
------------------------------------- -----------------------------------
Level 5
-------
Lower than Level 4                                  0.150%
------------------------------------- -----------------------------------

            "Applicable Utilization Fee" means, as of any date that the sum of the aggregate principal amount of the Advances plus the aggregate Available Amount of the Letters of Credit exceeds 50% of the aggregate Revolving Credit Commitments, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

------------------------------------ ------------------------------------
        Public Debt Rating                       Applicable
            S&P/Moody's                        Utilization Fee
------------------------------------ ------------------------------------
Level 1
-------
A+ or A1 or above                                  0.050%
------------------------------------ ------------------------------------
Level 2
-------
Lower than Level 1 but at least A                  0.050%
or A2
------------------------------------ ------------------------------------
Level 3
-------
Lower than Level 2 but at least A-                 0.100%
or A3
------------------------------------ ------------------------------------
Level 4
-------
Lower than Level 3 but at least                    0.125%
BBB+ or Baa1
------------------------------------ ------------------------------------

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------------------------------------ ------------------------------------
Level 5
-------
Lower than Level 4                                 0.125%
------------------------------------ ------------------------------------

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

            "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing), converting all non-Dollar amounts into the Dollar Equivalent thereof at such time.

            "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                  (a) the rate of interest announced publicly by Citibank in New
            York, New York, from time to time, as Citibank's base rate;

                  (b) the sum (adjusted to the nearest 1/32 of 1% or, if there is no nearest 1/32 of 1%, to the next higher 1/32 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month Dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Citibank in the United States; and

                  (c) 1/2 of one percent per annum above the Federal Funds Rate.

            "Base Rate Advance" means a Revolving Credit Advance denominated in Dollars that bears interest as provided in Section 2.08(a)(i).

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            "Borrower" means the Company or any Designated Subsidiary, as the context requires.

            "Borrowing" means a Revolving Credit Borrowing or a Competitive Bid Borrowing.

            "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurocurrency Rate Advance or LIBO Rate Advance, on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such Eurocurrency Rate Advance or LIBO Rate Advance (or, in the case of an Advance denominated in Euros, on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open) and, if the applicable Business Day relates to any Local Rate Advance, on which banks are open for business in the country of issue of the currency of such Local Rate Advance.

            "Change of Control" means that (i) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended (the "Act")) (other than the Company, any Subsidiary of the Company or any savings, pension or other benefit plan for the benefit of employees of the Company or its Subsidiaries) which theretofore beneficially owned less than 30% of the Voting Stock of the Company then outstanding shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Act) of 30% or more in voting power of the outstanding Voting Stock of the Company or (ii) during any period of twelve consecutive calendar months commencing at the Effective Date, individuals who at the beginning of such twelve-month period were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company.

            "Citibank" means Citibank, N.A.

            "Commitment" means a Revolving Credit Commitment or a Letter of Credit Commitment.

            "Competitive Bid Advance" means an advance by a Lender to any Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.03 and refers to a Fixed Rate Advance, a LIBO Rate Advance or a Local Rate Advance (each of which shall be a "Type" of Competitive Bid Advance).

            "Competitive Bid Borrowing" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.03.

            "Competitive Bid Note" means a promissory note of any Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of such Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender to such Borrower.

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            "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

            "Consolidated Subsidiary" means, at any time, any Subsidiary the accounts of which are required at that time to be included on a Consolidated basis in the Consolidated financial statements of the Company, assuming that such financial statements are prepared in accordance with GAAP.

            "Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.09 or 2.12.

            "Debt" means, with respect to any Person: (i) indebtedness of such Person, which is not limited as to recourse to such Person, for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred (for 90 days or more) purchase or acquisition price of property or services; (ii) indebtedness or obligations of others which such Person has assumed or guaranteed; (iii) indebtedness or obligations of others secured by a lien, charge or encumbrance on property of such Person whether or not such Person shall have assumed such indebtedness or obligations; (iv) obligations of such Person in respect of letters of credit (other than performance letters of credit, except to the extent backing an obligation of any Person which would be Debt of such Person), acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; and (v) obligations of such Person under leases which are required to be capitalized on a balance sheet of such Person in accordance with GAAP.

            "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "Designated Subsidiary" means any corporate Subsidiary of the Company designated for borrowing privileges under this Agreement pursuant to Section 9.07.

            "Designation Letter" means, with respect to any Designated Subsidiary, a letter in the form of Exhibit D hereto signed by such Designated Subsidiary and the Company.

            "Disclosed Litigation" has the meaning specified in Section 3.01(b).

            "Dollars" and the "$" sign each mean lawful money of the United States of America.

            "Domestic Lending Office" means, with respect to any Initial Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto and, with respect to any other Lender, the office of such Lender specified as its "Domestic Lending Office" in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Company and the Agent.

            "Domestic Subsidiary" means any Subsidiary whose operations are conducted primarily in the United States excluding any Subsidiary whose assets consist primarily of

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      the stock of Subsidiaries whose operations are conducted outside the
      United States of America.

            "Effective Date" has the meaning specified in Section 3.01.

            "Eligible Assignee" means (a) with respect to the Revolving Credit Facility (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $10,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a net worth of at least $500,000,000, calculated in accordance with GAAP; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (v); and (vi) the central bank of any country that is a member of the Organization for Economic Cooperation and Development and (b) with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause (iii) or (v) of clause
      (a) of this definition and is approved by the Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 8.07, the Borrower, such approval not to be unreasonably withheld or delayed, provided, however, that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee under this definition.

            "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

            "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

            "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

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            "Equivalent" in Dollars of any Foreign Currency on any date means the equivalent in Dollars of such Foreign Currency determined by using the quoted spot rate at which the Sub-Agent's principal office in London offers to exchange Dollars for such Foreign Currency in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement, and the "Equivalent" in any Foreign Currency of Dollars means the equivalent in such Foreign Currency of Dollars determined by using the quoted spot rate at which the Sub-Agent's principal office in London offers to exchange such Foreign Currency for Dollars in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" of any Person means any other Person that for purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of
      Section 414 of the Internal Revenue Code.

            "ERISA Event" with respect to any Person means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) an event described in paragraph (9),
      (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to a Plan of such Person or any of its ERISA Affiliates within the following 30 days, and the contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of such Plan is required under Section 4043(b)(3) of ERISA (taking into account Section 4043(b)(2) of ERISA) to notify the PBGC that the event is about to occur;
      (b) the application for a minimum funding waiver with respect to a Plan of such Person or any of its ERISA Affiliates; (c) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan in a distress termination pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan of such Person or any of its ERISA Affiliates; (g) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

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            "Escrow" means an escrow established with an independent escrow agent pursuant to an escrow agreement reasonably satisfactory in form and substance to the Person or Persons asserting the obligation of one or more Borrowers to make a payment to it or them hereunder.

            "EURIBO Rate" means, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing, the rate per annum appearing on Page 248 of the Moneyline Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Euro by reference to the Banking Federation of the European Union Settlement Rates for deposits in Euro) at approximately 10:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Euros with a maturity comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the respective rates per annum at which deposits in Euros are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period (subject, however, to the provisions of Section 2.08).

            "Euro" means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the EMU legislation.

            "Eurocurrency Lending Office" means, with respect to any Initial Lender, the office of such Lender specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto and, with respect to any other Lender, the office of such Lender specified as its "Eurocurrency Lending Office" in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Company and the Agent.

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurocurrency Rate" means, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) (i) in the case of any Advance denominated in Dollars or any Major Currency other than Euros, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the applicable Telerate Page as the London interbank offered rate for deposits in Dollars or in the relevant Major Currency at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/32 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or in the relevant Major Currency are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business

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      Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period or, (ii) in the case of any Advance denominated in Euros, the EURIBO Rate by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period. If the Telerate Page is unavailable, the Eurocurrency Rate for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.09.

            "Eurocurrency Rate Advance" means a Revolving Credit Advance denominated in Dollars or in a Major Currency that bears interest as provided in Section 2.08(a)(ii).

            "Eurocurrency Rate Reserve Percentage" for any Interest Period for all Eurocurrency Rate Advances or LIBO Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances or LIBO Rate Advances is determined) having a term equal to such Interest Period.

            "Events of Default" has the meaning specified in Section 6.01.

            "Facility" means the Revolving Credit Facility or the Letter of Credit Facility.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

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            "Fixed Rate Advance" has the meaning specified in Section
      2.03(a)(i), which Advance shall be denominated in Dollars or in any Foreign Currency.

            "Foreign Currency" means any Major Currency or any Alternate
      Currency.

            "GAAP" has the meaning specified in Section 1.03.

            "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and
      (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

            "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

            "Interest Period" means, for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by the Borrower requesting such Borrowing pursuant to the provisions below and, thereafter, with respect to Eurocurrency Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months and, if available to all Lenders, nine months, as the Borrower requesting the Borrowing may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (i) such Borrower may not select any Interest Period that ends after the scheduled Termination Date;

                  (ii) Interest Periods commencing on the same date for
            Eurocurrency Rate Advances comprising part of the same Revolving Credit Borrowing or for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;

                  (iii) whenever the last day of any Interest Period would
            otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "Issuing Bank" means an Initial Issuing Bank or any Eligible Assignee to which a portion of the Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.06 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Agent of its Applicable Lending Office (which information shall be recorded by the Agent in the Register), for so long as the Initial Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

            "L/C Cash Deposit Account" means an interest bearing cash deposit account to be established and maintained by the Agent, over which the Agent shall have sole dominion and control, upon terms as may be satisfactory to the Agent.

            "L/C Related Documents" has the meaning specified in Section 2.07(b)(i).

            "Lenders" means, collectively, (i) Initial Lenders, (ii) the Issuing Banks and (iii) each Eligible Assignee that shall become a party hereto pursuant to Section 9.06(a), (b) and (c).

            "Letter of Credit" has the meaning specified in Section 2.01(b).

            "Letter of Credit Application" has the meaning specified in Section 2.04(a).

            "Letter of Credit Commitment" means, with respect to each Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit to any Borrower in (a) the amount set forth opposite the Issuing Bank's name on the signature pages hereto under the caption "Letter of Credit Commitment" or (b) if such Issuing Bank has entered into one or more Assignment and Acceptances, the amount set forth for such Issuing Bank in the Register maintained by the Agent pursuant to Section 9.06(d) as such Issuing Bank's "Letter of Credit Commitment", in each case as such amount may be reduced prior to such time pursuant to Section 2.06.

            "Letter of Credit Facility" means, at any time, an amount equal to the least of (a) the aggregate amount of the Issuing Banks' Letter of Credit Commitments at such time, (b) $200,000,000 and (c) the aggregate amount of the Revolving Credit Commitments, as such amount may be reduced at or prior to such time pursuant to Section 2.06.

            "LIBO Rate" means, for any Interest Period for all LIBO Rate Advances comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing
      (a) (i) in the case of any Advance denominated in Dollars or any Foreign Currency other than Euro, the rate per annum

      (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the applicable Telerate Page as the London interbank offered rate for deposits in Dollars or in the relevant Foreign Currency at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/32 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or in the relevant Foreign Currency are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount that would be the Reference Banks' respective ratable shares of such Borrowing if such Borrowing were to be a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period or, (ii) in the case of any Advance denominated in Euros, the EURIBO Rate by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period. If the Telerate Page is unavailable, the LIBO Rate for any Interest Period for each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.09.

            "LIBO Rate Advance" means a Competitive Bid Advance denominated in Dollars or in any Foreign Currency and bearing interest based on the LIBO Rate.

            "Lien" means any lien, mortgage, pledge, security interest or other charge or encumbrance of any kind.

            "Local Rate Advance" means a Competitive Bid Advance denominated in any Foreign Currency sourced from the jurisdiction of issuance of such Foreign Currency and bearing interest at a fixed rate.

            "Major Currencies" means lawful currency of the United Kingdom of Great Britain and Northern Ireland, lawful currency of Japan and Euros.

            "Majority Lenders" means at any time Lenders holding at least 51% of the then aggregate principal amount (based on the Equivalent in Dollars at such time) of the Revolving Credit Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Revolving Credit Commitments.

            "Material Adverse Change" means any material adverse change in the financial condition or results of operations of the Company and its Consolidated Subsidiaries taken as a whole.

            "Material Adverse Effect" means a material adverse effect on (a) the financial condition or results of operations of the Company and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under this Agreement or any Note or (c) the ability of the Borrowers to perform their obligations under this Agreement or any Note.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer Plan" of any Person means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Multiple Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person or any of its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "Net Tangible Assets of the Company and its Consolidated Subsidiaries", as at any particular date of determination, means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, as set forth in the most recent balance sheet of the Company and its Consolidated Subsidiaries and computed in accordance with GAAP.

            "Note" means a Revolving Credit Note or a Competitive Bid Note.

            "Notice of Competitive Bid Borrowing" has the meaning specified in
      Section 2.03(a).

            "Notice of Issuance" has the meaning specified in Section 2.04(a).

            "Notice of Revolving Credit Borrowing" has the meaning specified in
      Section 2.02(a).

            "Obligations" has the meaning specified in Section 7.01(b).

            "Payment Office" means, for any Foreign Currency, such office of Citibank as shall be from time to time selected by the Agent and notified by the Agent to the Borrowers and the Lenders.

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

            "Plan" means a Single Employer Plan or a Multiple Employer Plan.

            "Process Agent" has the meaning specified in Section 9.12(a).

            "Public Debt Rating" means, as of any date, the highest rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Company. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Letter of Credit Rate, the Applicable Margin, the Applicable Utilization Fee and the Applicable Percentage shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Utilization Fee and the Applicable Percentage will be set in accordance with Level 5 under the definition of "Applicable Letter of Credit Rate", "Applicable Margin", "Applicable Utilization Fee" or "Applicable Percentage", as the case may be; (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Letter of Credit Rate, the Applicable Margin, the Applicable Utilization Fee and the Applicable Percentage shall be based upon the higher rating, provided that if the lower of such ratings is more than one level below the higher of such ratings, the Applicable Letter of Credit Rate, the Applicable Margin, the Applicable Utilization Fee and the Applicable Percentage shall be determined by reference to the level that is one level above such lower rating; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

            "Ratable Share" of any amount means, with respect to any Lender at any time, the product of (a) a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the aggregate Revolving Credit Commitments at such time and (b) such amount.

            "Rating Condition" has the meaning specified in Section 2.06(c)(ii).

            "Rating Condition Notice" has the meaning specified in Section 2.06(c)(ii).

            "Reference Banks" means Citibank, Bank of America, N.A., JPMorgan Chase Bank and Deutsche Bank AG New York Branch.

            "Register" has the meaning specified in Section 9.06(d).

            "Restricted Property" means (a) any property of the Company located within the United States of America that, in the opinion of the Company's Board of Directors, is a principal manufacturing property or (b) any shares of capital stock or Debt of any Subsidiary owning any such property.

            "Revolving Credit Advance" means an advance by a Lender to any Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance (each of which shall be a "Type" of Revolving Credit Advance).

            "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

            "Revolving Credit Commitment" means as to any Lender (i) the Dollar amount set forth opposite its name on the signature pages hereof under the caption "Revolving Credit Commitment" or (ii) if such Lender has entered into any Assignment and Acceptance, the Dollar amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
      Section 9.06(d) as such Lender's Revolving Credit Commitment, in each case as the same may be terminated or reduced, as the case may be, pursuant to
      Section 2.06.

            "Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Commitments, as such amount may be reduced at or prior to such time pursuant to Section 2.06.

            "Revolving Credit Note" means a promissory note of any Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.17 in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender to such Borrower.

            "Sale and Leaseback Transaction" means any arrangement with any Person (other than the Company or a Subsidiary of the Company), or to which any such Person is a party, providing for the leasing to the Company or to a Subsidiary of the Company owning Restricted Property for a period of more than three years of any Restricted Property that has been or is to be sold or transferred by the Company or such Subsidiary to such Person, or to any other Person (other than the Company or a Subsidiary of the Company) to which funds have been or are to be advanced by such Person on the security of the leased property. It is understood that arrangements pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, or any successor provision having similar effect, are not included within this definition of "Sale and Leaseback Transaction".

            "Single Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its

      ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc.

            "Sub-Agent" means Citibank International plc.

            "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

            "Telerate Page" means, as applicable, page 3740 or 3750 (or any successor pages, respectively) of Moneyline Telerate Service.

            "Termination Date" means the earlier of (a) October 22, 2009 and (b) the date of termination in whole of the Commitments pursuant to Section 2.06(a) or Section 6.01 or, if all Lenders elect to terminate their Commitments as provided therein, Section 2.06(d).

            "Threatened" means, with respect to any action, suit, investigation, litigation or proceeding, a written communication to the Company or a Designated Subsidiary, as the case may be, expressing an intention to immediately bring such action, suit, investigation, litigation or proceeding.

            "Unissued Letter of Credit Commitment" means, with respect to any Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit to any Borrower in an amount (converting all non-Dollar amounts into the then Dollar Equivalent thereof) equal to the excess of (a) the amount of its Letter of Credit Commitment over (b) the aggregate Available Amount of all Letters of Credit issued by such Issuing Bank.

            "Unused Commitment" means, with respect to each Lender at any time,
      (a) the amount of such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances (based in respect of any Advances denominated in a Major Currency on the Equivalent in Dollars at such time) made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender's Ratable Share of (A) the aggregate principal amount of the Competitive Bid Advances (based in respect of any Advances denominated in a Foreign Currency on the Equivalent in Dollars at such time) and (B) the aggregate Available Amount of all the Letters of Credit outstanding at such time (based in respect of any Letters of Credit denominated in a Major Currency on the Equivalent in Dollars at such time).

            "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

            "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

            SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed, and all financial computations and determinations pursuant hereto shall be made, in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP"); provided, however, that, if any changes in accounting principles from those used in the preparation of such financial statements have been required by the rules, regulations, pronouncements or opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and have been adopted by the Company with the agreement of its independent certified public accountants, the Lenders agree to consider a request by the Company to amend this Agreement to take account of such changes.

                                   ARTICLE II

             AMOUNTS AND TERMS OF THE ADVANCES AND LETTERS OF CREDIT

            SECTION 2.01. The Revolving Credit Advances and Letters of Credit.
(a) Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to any Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount (based in respect of any Revolving Credit Advance denominated in a Major Currency on the Equivalent in Dollars determined on the date of delivery of the applicable Notice of Revolving Credit Borrowing), not to exceed such Lender's Unused Commitment. Each Revolving Credit Borrowing shall be in an aggregate amount not less than $10,000,000 (or the Equivalent thereof in any Major Currency determined on the date of delivery of the applicable Notice of Revolving Credit Borrowing) or an integral multiple of $1,000,000 (or the Equivalent thereof in any Major Currency determined on the date of delivery of the applicable Notice of Revolving Credit Borrowing) in excess thereof and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments; provided, however, that if there is no unused portion of the Commitment of one or more Lenders at the time of any requested Revolving Credit Borrowing such Borrowing shall consist of Revolving Credit Advances of the same Type made on the same day by the Lender or Lenders who do then have an Unused Commitment ratably according to the aggregate Unused Commitments. Notwithstanding anything herein to the contrary, no

Revolving Credit Borrowing may be made in a Major Currency if, after giving effect to the making of such Revolving Credit Borrowing, the Equivalent in Dollars of the aggregate amount of outstanding Revolving Credit Advances denominated in Major Currencies, together with the Equivalent in Dollars of the aggregate amount of outstanding Competitive Bid Advances denominated in Foreign Currencies, would exceed $500,000,000. Within the limits of each Lender's Revolving Credit Commitment, any Borrower may borrow under this
Section 2.01(a), prepay pursuant to Section 2.10 and reborrow under this
Section 2.01(a).

            (b) Letters of Credit. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue performance and financial letters of credit (each, a "Letter of Credit") in any Major Currency for the account of any Borrower from time to time on any Business Day during the period from the Effective Date until 30 days before the Termination Date (i) in an aggregate Available Amount for all Letters of Credit issued by all Issuing Banks not to exceed at any time the Letter of Credit Facility at such time, (ii) in an amount for each Issuing Bank not to exceed the amount of such Issuing Banks' Letter of Credit Commitment at such time and (iii) in an amount for each such Letter of Credit not to exceed an amount equal to the Unused Commitments of the Lenders at such time, in each case, converting all non-Dollar amounts into the Dollar Equivalent thereof; provided that any Borrower may request that Letters of Credit be issued for the account of any of its Subsidiaries (without designating such Subsidiary as a Designated Subsidiary) so long as such Borrower remains obligated for the reimbursement of any drawings under such Letters of Credit under the terms of this Agreement. No Letter of Credit shall have an expiration date (including all rights of the applicable Borrower or the beneficiary to require renewal) of later than the Termination Date. Within the limits referred to above, any Borrower may request the issuance of Letters of Credit under this
Section 2.01(b), repay any Revolving Credit Advances resulting from drawings thereunder pursuant to Section 2.04(c) and request the issuance of additional Letters of Credit under this Section 2.01(b). Each letter of credit listed on
Schedule 2.01(b) shall be deemed to constitute a Letter of Credit issued hereunder, and each Lender that is an issuer of such a Letter of Credit shall, for purposes of Section 2.04, be deemed to be an Issuing Bank for each such letter of credit, provided that any renewal or replacement of any such letter of credit shall be issued by an Issuing Bank pursuant to the terms of this Agreement. The terms "issue", "issued", "issuance" and all similar terms, when applied to a Letter of Credit, shall include any renewal, extension or amendment thereof.

            SECTION 2.02. Making the Revolving Credit Advances. (a) Each Revolving Credit Borrowing shall be made on notice, given not later than (x) 10:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in any Major Currency, (y) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in Dollars or (z) 9:00 A.M. (New York City time) on the day of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by any Borrower to the Agent (and the Agent shall, in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances, immediately relay such notice to the Sub-Agent), which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing, (ii) Type of Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances, initial Interest Period and currency for each such Revolving Credit Advance. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Revolving Credit Borrowing, in the case of a Revolving Credit Borrowing consisting of Advances denominated in Dollars, and before 11:00 A.M. (London time) on the date of such Revolving Credit Borrowing, in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in any Major Currency, make available for the account of its Applicable Lending Office to the Agent at the applicable Agent's account, in same day funds, such Lender's ratable portion (as determined in accordance with Section 2.01) of such Revolving Credit Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower requesting the Revolving Credit Borrowing at the Agent's aforesaid address or at the applicable Payment Office, as the case may be.

            (b) Anything in subsection (a) above to the contrary notwithstanding, a Borrower may not select Eurocurrency Rate Advances for any proposed Revolving Credit Borrowing if the obligation of the Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to Section 2.09 or 2.12.

            (c) Each Notice of Revolving Credit Borrowing of any Borrower shall be irrevocable and binding on such Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the Borrower requesting such Revolving Credit Borrowing shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure by such Borrower to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

            (d) Unless the Agent shall have received notice from a Lender prior to the time of any Revolving Credit Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Revolving Credit Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower proposing such Revolving Credit Borrowing on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the higher of (A) the interest rate applicable at the time to Revolving Credit Advances comprising such

Revolving Credit Borrowing and (B) the cost of funds incurred by the Agent in respect of such amount and (ii) in the case of such Lender, (A) the Federal Funds Rate in the case of Advances denominated in Dollars or (B) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in any Major Currency. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement.

            (e) The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

            SECTION 2.03. The Competitive Bid Advances. (a) Each Lender severally agrees that any Borrower may request Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring seven days prior to the Termination Date in the manner set forth below; provided that, following the making of each Competitive Bid Borrowing, the aggregate amount (based in respect of any Advance denominated in a Foreign Currency on the Equivalent in Dollars on such Business
Day) of the Advances then outstanding shall not exceed the aggregate amount of the Unused Commitments. Notwithstanding anything herein to the contrary, no Competitive Bid Borrowing may be made in a Foreign Currency if, after giving effect to the making of such Revolving Credit Borrowing, the Equivalent in Dollars of the aggregate amount of outstanding Competitive Bid Advances denominated in Foreign Currencies, together with the Equivalent in Dollars of the aggregate amount of outstanding Revolving Credit Advances denominated in Major Currencies, would exceed $500,000,000.

            (i) Any Borrower may request a Competitive Bid Borrowing under this
      Section 2.03 by delivering to the Agent (and the Agent shall, in the case of a Competitive Bid Borrowing not consisting of Fixed Rate Advances or LIBO Rate Advances to be denominated in Dollars, immediately notify the Sub-Agent), by telecopier or telex, a notice of a Competitive Bid Borrowing (a "Notice of Competitive Bid Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (A) date of such proposed Competitive Bid Borrowing, (B) aggregate amount of such proposed Competitive Bid Borrowing, (C) interest rate basis and day count convention to be offered by the Lenders, (D) currency of such proposed Competitive Bid Borrowing, (E) in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, Interest Period of each Competitive Bid Advance to be made as part of such Competitive Bid Borrowing, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances or Local Rate Advances, maturity date for repayment of each Fixed Rate Advance or Local Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring five days after the date of such Competitive Bid Borrowing or later than the Termination Date), (F) interest payment date or dates relating thereto, (G) location of such Borrower's account to which funds are to be advanced, and (H) other terms (if any) to be applicable to such

      Competitive Bid Borrowing, not later than (w) 10:00 A.M. (New York City time) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in its Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (each Advance comprising any such Competitive Bid Borrowing being referred to herein as a "Fixed Rate Advance") and that the Advances comprising such proposed Competitive Bid Borrowing shall be denominated in Dollars, (x) 10:00 A.M. (New York City time) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall instead specify in its Notice of Competitive Bid Borrowing that the Advances comprising such Competitive Bid Borrowing shall be LIBO Rate Advances denominated in Dollars, (y) 3:00 P.M. (New York City time) at least three Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the Notice of Competitive Bid Borrowing that the Advances comprising such proposed Competitive Bid Borrowing shall be either Fixed Rate Advances denominated in any Foreign Currency or Local Rate Advances denominated in any Foreign Currency and (z) 3:00 P.M. (New York City time) at least five Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall instead specify in its Notice of Competitive Bid Borrowing that the Advances comprising such Competitive Bid Borrowing shall be LIBO Rate Advances denominated in any Foreign Currency. Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on such Borrower. Any Notice of Competitive Bid Borrowing by a Designated Subsidiary shall be given to the Agent in accordance with the preceding sentence through the Company on behalf of such Designated Subsidiary. The Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from such Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

            (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower proposing the Competitive Bid Borrowing as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to such Borrower and to the Sub-Agent, if applicable), (A) before 9:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances denominated in Dollars, (B) before 10:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances denominated in Dollars, (C) before 10:00 A.M. (New York City time) on the second Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of either Fixed Rate Advances denominated in any Foreign Currency or Local Rate Advances denominated in any Foreign Currency and (D) before 10:00 A.M. (New York City time) four Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances denominated in any Foreign Currency, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts, or the Equivalent thereof in Dollars, as the case may be, may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; provided that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify such Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Agent, by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent, before 10:00 A.M. (New York City time) (and the Agent shall notify the Sub-Agent, if applicable) on the date on which notice of such election is to be given to the Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

            (iii) The Borrower proposing the Competitive Bid Advance shall, in turn, (A) before 10:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances denominated in Dollars, (B) before 11:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances denominated in Dollars, (C) before 10:00 A.M. (New York City time) on the Business Day prior to the date of such Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of either Fixed Rate Advances denominated in any Foreign Currency or Local Rate Advances denominated in any Foreign Currency and (D) before 10:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances denominated in any Foreign Currency, either:

                  (x) cancel such Competitive Bid Borrowing by giving the Agent notice to that effect, or

                  (y) accept one or more of the offers made by any Lender or
            Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Agent (and the Agent shall give notice to the Sub-Agent, if applicable) of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to such Borrower by the Agent on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent notice to that effect; provided, however, that such Borrower shall not accept any offer in excess of the requested bid amount for any maturity. Such Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the amount that each such Lender offered at such interest rate.

            (iv) If the Borrower proposing the Competitive Bid Borrowing notifies the Agent that such Competitive Bid Borrowing is canceled pursuant to paragraph (iii)(x) above, the Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

            (v) If the Borrower proposing the Competitive Bid Borrowing accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 11:00 A.M. (New York City time), in the case of Competitive Bid Advances to be denominated in Dollars or 11:00 A.M. (London time), in the case of Competitive Bid Advances to be denominated in any Foreign Currency, on the date of such Competitive Bid Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent (x) in the case of a Competitive Bid Borrowing denominated in Dollars, at its address referred to in Section 9.02, in same day funds, such Lender's portion of such Competitive Bid Borrowing in Dollars, and
      (y) in the case of a Competitive Bid Borrowing in a Foreign Currency, at the Payment Office for such Foreign Currency as shall have been notified by the Agent to the Lenders prior thereto, in same day funds, such Lender's portion of such Competitive Bid Borrowing in such Foreign Currency. Upon fulfillment of the applicable conditions set forth in
      Article III and after receipt by the Agent of such funds, the Agent will make such funds available to such Borrower's account at the location specified by such Borrower in its Notice of Competitive Bid Borrowing. Promptly after each Competitive Bid Borrowing the Agent will notify each Lender of the amount and tenor of such Competitive Bid Borrowing.

            (vi) If the Borrower proposing the Competitive Bid Borrowing notifies the Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on such Borrower. Such Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure by such Borrower to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

            (b) Each Competitive Bid Borrowing shall be in an aggregate amount not less than $10,000,000 (or the Equivalent thereof in any Foreign Currency, determined as of the time of the applicable Notice of Competitive Bid Borrowing) or an integral multiple of $1,000,000 (or the Equivalent thereof in any Foreign Currency, determined as of the time of the applicable Notice of Competitive Bid Borrowing) in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower that has borrowed such Competitive Bid Borrowing shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above.

            (c) Within the limits and on the conditions set forth in this
Section 2.03, any Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this
Section 2.03, provided that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing.

            (d) Any Borrower that has borrowed through a Competitive Bid Borrowing shall repay to the Agent for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of such Competitive Bid Advance (such maturity date being that specified by such Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and provided in the Competitive Bid Note evidencing such Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance. Such Borrower shall have no right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, specified by such Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection
(a)(i) above and set forth in the Competitive Bid Note evidencing such Competitive Bid Advance.

            (e) Each Borrower that has borrowed through a Competitive Bid Borrowing shall pay interest on the unpaid principal amount of each Competitive Bid Advance comprising such Competitive Bid Borrowing from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by such Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), such Borrower shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive

Bid Note evidencing such Competitive Bid Advance unless otherwise agreed in such Competitive Bid Note.

            (f) The indebtedness of any Borrower resulting from each Competitive Bid Advance made to such Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of the Borrower payable to the order of the Lender making such Competitive Bid Advance.

            SECTION 2.04. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. (i) Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit (or on such shorter notice as the applicable Issuing Bank may agree), by any Borrower to any Issuing Bank, and such Issuing Bank shall give the Agent, prompt notice thereof by facsimile. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or facsimile, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount and currency (which shall be a Major Currency or Dollars) of such Letter of Credit, (C) expiration date of such Letter of Credit (which shall not be later than the Termination Date), (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such customary application and agreement for letter of credit as such Issuing Bank may specify to the Borrower requesting such issuance for use in connection with such requested Letter of Credit (a "Letter of Credit Application"). If (A) the requested form of such Letter of Credit, in the reasonable judgment of the Issuing Bank, conforms to standard practices of financial institutions that regularly issue letters of credit, (B) the issuance of a letter of credit to the beneficiary of such Letter of Credit would not, in the reasonable judgment of the Issuing Bank, violate or conflict with (y) any regulatory or legal restriction applicable to the Issuing Bank, or (z) any internal policy, procedure or guideline of, the Issuing Bank that is consistent with standard practices of financial institutions that regularly issue letters of credit and
(C) the Issuing Bank has not received written notice form any Lender, the Agent or the Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 3.04 shall not be satisfied, then such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower requesting such issuance at its office referred to in Section 9.02 or as otherwise agreed with such Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Application shall conflict with this Agreement, the provisions of this Agreement shall govern. An Issuing Bank that issues a Letter of Credit which expires prior to the Termination Date but provides for automatic extension of the expiry date will not exercise its right to prevent the automatic extension of the expiry date unless (i) the applicable conditions set forth in Section 3.04 are not satisfied as to the date of such Issuing Bank's required notice of non-extension, or (ii) such automatic extension would extend the expiry date beyond the Termination Date.

            (b) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Ratable Share of the Available Amount of such Letter of Credit. Each Borrower hereby agrees to each such participation. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of such Issuing Bank, such Lender's Ratable Share of each drawing made under a Letter of Credit funded by such Issuing Bank and not reimbursed by the applicable Borrower on the date made, or of any reimbursement payment required to be refunded to any Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender's Ratable Share of the Available Amount of such Letter of Credit at each time such Lender's Revolving Credit Commitment is amended pursuant to the operation of Sections 2.06(b), (c) or (d), an assignment in accordance with Section 9.06 or otherwise pursuant to this Agreement.

            (c) Drawing and Reimbursement. The payment by an Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by any such Issuing Bank of a Revolving Credit Advance, which, in the case of Letters of Credit denominated in Dollars, shall be a Base Rate Advance, in the amount of such draft or, in the case of a Letter of Credit denominated in any Major Currency, shall be an Advance that bears interest at the Overnight Eurocurrency Rate (as defined below) of such Issuing Bank for a period of five Business Days and thereafter, shall be a Base Rate Advance in the Equivalent in Dollars on such fifth Business Day for the amount of such draft. Each Issuing Bank shall give prompt notice (and such Issuing Bank will use its commercially reasonable efforts to deliver such notice within one Business Day) of each drawing under any Letter of Credit issued by it to the Company, the applicable Borrower (if not the Company) and the Agent. Upon written demand by such Issuing Bank, with a copy of such demand to the Agent and the Company, each Lender shall pay to the Agent such Lender's Ratable Share of such outstanding Revolving Credit Advance, by making available for the account of its Applicable Lending Office to the Agent for the account of such Issuing Bank, by deposit to the Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Revolving Credit Advance to be funded by such Lender, provided that the Lenders shall not be required to fund such Revolving Credit Advances resulting from drawings under a Letter of Credit denominated in any Major Currency until such Advance is exchanged for the Equivalent in Dollars and is a Base Rate Advance. Each Lender acknowledges and agrees that its obligation to make Revolving Credit Advances pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Promptly after receipt thereof, the Agent shall transfer such funds to such Issuing Bank. Each Lender agrees to fund its Ratable Share of an outstanding Revolving Credit Advance on (i) the Business Day on which demand therefor is made by such Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. If and to the extent that any Lender shall not have so made the amount of such Revolving Credit Advance available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by any such Issuing Bank until the date such amount is paid to the Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Agent such amount for the account of any such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Revolving Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Revolving Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day. "Overnight Eurocurrency Rate" means the rate per annum applicable to an overnight period beginning on one Business Day and ending on the next Business Day equal to the sum of the Applicable Margin for Eurocurrency Rate Advances and the rate per annum quoted by the Applicable Issuing Bank to the Agent as the rate at which it is offering overnight deposits in the relevant currency in amounts comparable to such Issuing Bank's Advances resulting from drawings on Letters of Credit denominated in a Major Currency.

            (d) Letter of Credit Reports. Each Issuing Bank shall furnish (A) to the Agent (with a copy to the Company) on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit during the preceding month and drawings during such month under all Letters of Credit and (B) to the Agent (with a copy to the Company) on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

            (e) Failure to Make Advances. The failure of any Lender to make the Revolving Credit Advance to be made by it on the date specified in Section 2.04(c) shall not relieve any other Lender of its obligation hereunder to make its Revolving Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on such date.

            SECTION 2.05. Fees. (a) Facility Fee. The Company agrees to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Commitment from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing December 31, 2004, and on the Termination Date.

            (b) Letter of Credit Fees. (i) Each Borrower shall pay to the Agent for the account of each Lender a fee on such Lender's Ratable Share of the sum of (x) the average daily aggregate Available Amount of all Letters of Credit issued at the request of such Borrower and outstanding from time to time and (y) any Advances bearing interest at the Overnight Eurocurrency Rate as provided in
Section 2.04(c) and outstanding from time to time, at a rate per annum equal to the Applicable Letter of Credit Rate in effect from time to time, during such calendar quarter, payable in arrears quarterly on the third Business Day after the last day of each

March, June, September and December, commencing with the quarter ended December 31, 2004, and on and after the Termination Date payable upon demand; provided that the Applicable Letter of Credit Rate shall be 1% above the Applicable Letter of Credit Rate in effect upon the occurrence and during the continuation of an Event of Default if the Borrowers are required to pay default interest pursuant to Section 2.08(b).

            (ii) Each Borrower shall pay to each Issuing Bank for its own account such reasonable fees as have been agreed between the Company and such Issuing Bank.

            (c) Agent's Fees. The Company shall pay to the Agent for its own account such fees, and at such times, as the Company and the Agent may separately agree.

            SECTION 2.06. Termination or Reduction of the Commitments. (a) Optional Ratable Termination or Reduction. The Company shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or permanently reduce ratably in part the Unused Commitments of the Lenders, provided that each partial reduction shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof. The aggregate amount of the Commitments, once reduced as provided in this Section 2.06(a), may not be reinstated.

            (b) Non-Ratable Termination by Assignment. The Company shall have the right, upon at least ten Business Days' written notice to the Agent (which shall then give prompt notice thereof to the relevant Lender), to require any Lender to assign, pursuant to and in accordance with the provisions of Section 9.06, all of its rights and obligations under this Agreement and under the Notes to an Eligible Assignee selected by the Company; provided, however, that (i) no Event of Default shall have occurred and be continuing at the time of such request and at the time of such assignment; (ii) the assignee shall have paid to the assigning Lender the aggregate principal amount of, and any interest accrued and unpaid to the date of such assignment on, the Note or Notes of such Lender;
(iii) the Company shall have paid to the assigning Lender any and all accrued facility fees and Letter of Credit fees payable to such Lender and all other accrued and unpaid amounts owing to such Lender under any provision of this Agreement (including, but not limited to, any increased costs or other additional amounts owing under Section 2.11 and any indemnification for Taxes under Section 2.14) as of the effective date of such assignment; (iv) if the assignee selected by the Company is not an existing Lender, such assignee or the Company shall have paid the processing and recordation fee required under
Section 9.06(a) for such assignment and (v) if the assigning Lender is an Issuing Bank, the Company shall pay to the Agent for deposit in the L/C Cash Deposit Account an amount equal to the Available Amount of all Letters of Credit issued by such Issuing Bank; provided further that the Company shall have no right to replace more than three Lenders in any calendar year pursuant to this
Section 2.06(b); and provided further that the assigning Lender's rights under Sections 2.11, 2.14 and 9.04, and, in the case of an Issuing Bank, Sections 2.04(b) and 6.02, and its obligations under Section 8.05, shall survive such assignment as to matters occurring prior to the date of assignment.

            (c) Non-Ratable Reduction. (i) The Company shall have the right, at any time other than during any Rating Condition, upon at least ten Business Days' notice to a Lender (with a copy to the Agent), to terminate in whole such Lender's Commitments. Such termination shall be effective, (x) with respect to such Lender's Unused Commitment, on the date set forth in such notice, provided, however, that such date shall be no earlier than ten Business Days after receipt of such notice and (y) with respect to each Advance outstanding to such Lender, in the case of Base Rate Advances, on the date set forth in such notice and, in the case of Eurocurrency Rate, on the last day of the then current Interest Period relating to such Advance; provided further, however, that such termination shall not be effective, if, after giving effect to such termination, the Company would, under this Section 2.06(c), reduce the Lenders' Revolving Credit Commitments in any calendar year by an amount in excess of the Revolving Credit Commitments of any three Lenders or $240,000,000, whichever is greater on the date of such termination. Notwithstanding the preceding proviso, the Company may terminate in whole the Commitments of any Lender in accordance with the terms and conditions set forth in Section 2.06(b). Upon termination of a Lender's Commitments under this
Section 2.06(c), the Company will pay or cause to be paid all principal of, and interest accrued to the date of such payment on, Advances owing to such Lender and pay any accrued facility fees or Letter of Credit fees payable to such Lender pursuant to the provisions of Section 2.05, and all other amounts payable to such Lender hereunder (including, but not limited to, any increased costs or other amounts owing under Section 2.11 and any indemnification for Taxes under
Section 2.14); and upon such payments and, if such Lender is an Issuing Bank, shall pay to the Agent for deposit in the L/C Cash Deposit Account an amount equal to the Available Amount of all Letters of Credit issued by such Issuing Bank, the obligations of such Lender hereunder shall, by the provisions hereof, be released and discharged; provided, however, that such Lender's rights under Sections 2.11, 2.14 and 9.04, and, in the case of an Issuing Bank, Sections 2.04(b) and 6.02, and its obligations under Section 8.05 shall survive such release and discharge as to matters occurring prior to such date. The aggregate amount of the Commitments of the Lenders once reduced pursuant to this Section 2.06(c) may not be reinstated.

            (ii) For purposes of this Section 2.06(c) only, the term "Rating Condition" shall mean a period commencing with notice (a "Rating Condition Notice") by the Agent to the Company and the Lenders to the effect that the Agent has been informed that the rating of the senior public Debt of the Company is unsatisfactory under the standard set forth in the next sentence, and ending with notice by the Agent to the Company and the Lenders to the effect that such condition no longer exists. The Agent shall give a Rating Condition Notice promptly upon receipt from the Company or any Lender of notice stating, in effect, that both of S&P and Moody's (or any successor by merger or consolidation to the business of either thereof), respectively, then rate the senior public Debt of the Company lower than BBB- and Baa3. The Company agrees to give notice to the Agent forthwith upon any change in a rating by either such organization of the senior public Debt of the Company; the Agent shall have no duty whatsoever to verify the accuracy of any such notice from the Company or any Lender or to monitor independently the ratings of the senior public Debt of the Company and no Lender shall have any duty to give any such notice. The Agent shall give notice to the Lenders and the Company as to the termination of a Rating Condition promptly upon receiving a notice from the Company to the Agent (which notice the Agent shall promptly notify to the Lenders) stating that the rating of the senior public Debt of the Company does not meet the standard set forth in the second sentence of this clause (ii), and requesting that the Agent notify the Lenders of the termination of the Rating Condition. The Rating Condition shall terminate upon the giving of such notice by the Agent.

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


            (d) Termination by a Lender. In the event that a Change of Control occurs, each Lender may, by notice to the Company and the Agent given not later than 50 calendar days after such Change of Control, terminate its Revolving Credit Commitment and its Unissued Letter of Credit Commitment, if any, which Commitments shall be terminated effective as of the later of (i) the date that is 60 calendar days after such Change of Control or (ii) the end of the Interest Period for any Eurocurrency Rate Advance outstanding at the time of such Change of Control or for any Eurocurrency Rate Advance made pursuant to the next sentence of this Section 2.06(d). Upon the occurrence of a Change of Control, each Borrower's right to make a Borrowing or request the issuance of a Letter of Credit under this Agreement shall be suspended for a period of 60 calendar days, except for Base Rate Advances and Eurocurrency Rate Advances having an Interest Period ending not later than 90 calendar days after such Change of Control. A notice of termination pursuant to this Section 2.06(d) shall not have the effect of accelerating any outstanding Advance of such Lender and the Notes of such Lender.

            (e) Funds deposited to the L/C Cash Deposit Account pursuant to
Section 2.06(b)(v) above (in the case of an assigning Lender thereunder that is an Issuing Bank) or Section 2.06(c)(i) above (in the case of a Lender whose Commitments are terminated thereunder that is an Issuing Bank) shall be applied to reimburse any drawings made under any Letter of Credit issued by such applicable Issuing Bank to the extent permitted by applicable law, and if so applied then such reimbursement shall be deemed satisfaction of the obligations of the Lenders and of the applicable Borrower to reimburse such drawing. After all of the Letters of Credit issued by such Issuing Banks shall have expired or been fully drawn upon and all other obligations of the Borrowers hereunder to such Issuing Banks have been paid in full, the balance, if any, in the L/C Cash Deposit Account shall be promptly returned to the Company.

            SECTION 2.07. Repayment of Advances. (a) Revolving Credit Advances. Each Borrower shall repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

            (b) Competitive Bid Advances. Each Borrower shall repay to the Administrative Agent, for the account of each Lender that has made a Competitive Bid Advance, the aggregate outstanding principal amount of each Competitive Bid Advance made to such Borrower and owing to such Lender on the earlier of (i) the maturity date therefor, specified in the related Notice of Competitive Bid Borrowing delivered pursuant to Section 2.03(a)(i) and (ii) the Termination Date.

            (c) Letter of Credit Reimbursements. The obligation of any Borrower under this Agreement, any Letter of Credit Application and any other agreement or instrument, in each case, to repay any Revolving Credit Advance that results from payment of a drawing under a Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Application and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by a Borrower is without prejudice to, and does not constitute a waiver of, any rights such Borrower might have or might acquire as a result of the payment by any Lender of any draft or the reimbursement by the Borrower thereof as set forth in Section
9.16 or otherwise):

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


            (i) any lack of validity or enforceability of this Agreement, any Note, any Letter of Credit Application, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

            (ii) any change in the time, manner or place of payment of any Letter of Credit;

            (iii) the existence of any claim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank, the Agent, any Lender or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

            (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

            (v) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not substantially comply with the terms of such Letter of Credit;

            (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of any Borrower in respect of the L/C Related Documents; or

            (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

            SECTION 2.08. Interest on Revolving Credit Advances. (a) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing by such Borrower to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be paid in full.

            (ii) Eurocurrency Rate Advances. During such periods as such Revolving Credit Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurocurrency Rate for such Interest Period for such Revolving Credit Advance plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears on the last day of such Interest

      Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

            (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), each Borrower shall pay interest on (i) the unpaid principal amount of each Revolving Credit Advance owing by such Borrower to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on such Revolving Credit Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder by such Borrower that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on such Revolving Credit Advance pursuant to clause (a)(i) or (a)(ii) above.

            SECTION 2.09. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurocurrency Rate and each LIBO Rate if the applicable Telerate Page is unavailable. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.08(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.08(a)(ii).

            (b) If, with respect to any Eurocurrency Rate Advances, the Majority Lenders notify the Agent that (i) they are unable to obtain matching deposits in the London interbank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Revolving Credit Advances as part of such Borrowing during its Interest Period or (ii) the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Agent shall forthwith so notify each Borrower and the Lenders, whereupon (A) the Borrower will, on the last day of the then existing Interest Period therefor, (1) if such Eurocurrency Rate Advances are denominated in Dollars, either (x) prepay such Advances or (y) Convert such Advances into Base Rate Advances and (2) if such Eurocurrency Rate Advances are denominated in any Major Currency, either (x) prepay such Advances or (y) exchange such Advances into an Equivalent amount of Dollars and Convert such Advances into Base Rate Advances, and (B) the obligation of the Lenders to make Eurocurrency Rate Advances in the same currency as such Eurocurrency Rate Advances shall be suspended until the Agent shall notify each Borrower and the Lenders that the circumstances causing such suspension no longer exist.

            (c) If any Borrower, in requesting a Revolving Credit Borrowing comprised of Eurocurrency Rate Advances, shall fail to select the duration of the Interest Period for such

Eurocurrency Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will (to the extent such Eurocurrency Rate Advances remain outstanding on such day) automatically, on the last day of the then existing Interest Period therefor, (i) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and
(ii) if such Eurocurrency Rate Advances are denominated in any Major Currency, be exchanged into an Equivalent amount of Dollars and be Converted into Base Rate Advances.

            (d) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurocurrency Rate Advance will (to the extent such Eurocurrency Rate Advance remains outstanding on such day) automatically, on the last day of the then existing Interest Period therefor,
(A) if such Eurocurrency Rate Advance is denominated in Dollars, be Converted into a Base Rate Advance and (B) if such Eurocurrency Rate Advance is denominated in any Major Currency, be exchanged into an Equivalent amount of Dollars and Converted into a Base Rate Advance and (ii) the obligation of the Lenders to make Eurocurrency Rate Advances shall be suspended.

            (e) If the applicable Telerate Page is unavailable and fewer than two Reference Banks furnish timely information to the Agent for determining the Eurocurrency Rate or LIBO Rate for any Eurocurrency Rate Advances or LIBO Rate Advances, as the case may be,

            (i) the Agent shall forthwith notify the relevant Borrower and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances or LIBO Rate Advances, as the case may be,

            (ii) with respect to Eurocurrency Rate Advances, each such Advance will (to the extent such Eurocurrency Rate Advance remains outstanding on such day) automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advance is denominated in Dollars, be prepaid by the applicable Borrower or be automatically Converted into a Base Rate Advance and (B) if such Eurocurrency Rate Advance is denominated in any Major Currency, be prepaid by the applicable Borrower or be automatically exchanged into an Equivalent amount of Dollars and Converted into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

            (iii) the obligation of the Lenders to make Eurocurrency Rate Advances or LIBO Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

            SECTION 2.10. Prepayments of Revolving Credit Advances. (a) Optional Prepayments. Each Borrower may, upon notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, given not later than 11:00 A.M. (New York City time) on the second Business Day prior to the date of such proposed prepayment, in the case of Eurocurrency Rate Advances, and not later than 11:00 A.M. (New York City time) on the day of such proposed prepayment, in the case of Base Rate Advances, and, if such notice is given, such Borrower shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 or the Equivalent thereof in a Major Currency (determined on the date notice of prepayment is given) or an integral multiple of $1,000,000 or the Equivalent thereof in a Major Currency (determined on the date notice of prepayment is given) in excess thereof and (y) in the event of any such prepayment of a Eurocurrency Rate Advance other than on the last day of the Interest Period therefor, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c). Each notice of prepayment by a Designated Subsidiary shall be given to the Administrative Agent through the Company.

            (b) Mandatory Prepayments. (i) If, on any date, the sum of (A) the aggregate principal amount of all Advances denominated in Dollars then outstanding plus (B) the Equivalent in Dollars (determined on the third Business Day prior to such date) of the aggregate principal amount of all Advances denominated in Foreign Currencies then outstanding plus (C) the aggregate Available Amount of all Letters of Credit denominated in Dollars then outstanding plus (D) the Equivalent in Dollars (determined on the third Business Day prior to such date) of the aggregate Available Amount of all Letters of Credit denominated in Major Currencies then outstanding exceeds 103% of the aggregate Commitments of the Lenders on such date, the Company and each other Borrower, if any, shall thereupon promptly prepay the outstanding principal amount of any Advances owing by such Borrower in an aggregate amount (or deposit an amount in the L/C Cash Deposit Account) sufficient to reduce such sum (calculated on the basis of the Available Amount of Letters of Credit being reduced by the amount in the L/C Cash Deposit Account) to an amount not to exceed 100% of the aggregate Commitments of the Lenders on such date, together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurocurrency Rate Advance, a LIBO Rate Advance or a Local Rate Advance on a date other than the last day of an Interest Period or at its maturity, any additional amounts which such Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 9.04(c). The Agent shall give prompt notice of any prepayment required under this Section 2.10(b)(i) to the Borrowers and the Lenders.

            (ii) If, on any date, the sum of (A) the Equivalent in Dollars of the aggregate principal amount of all Eurocurrency Rate Advances denominated in Major Currencies then outstanding plus (B) the Equivalent in Dollars of the aggregate principal amount of all Competitive Bid Advances denominated in Foreign Currencies then outstanding plus (C) the Equivalent in Dollars of the aggregate Available Amount of all Letters of Credit denominated in Major Currencies then outstanding (in each case, determined on the third Business Day prior to such date), shall exceed 110% of $500,000,000, the Company and each other Borrower shall prepay the outstanding principal amount of any such Eurocurrency Rate Advances or any such LIBO Rate Advances owing by such Borrower, on the last day of the Interest Periods relating to such Advances, in an aggregate amount (or deposit an amount in the L/C Cash Deposit Account) sufficient to reduce such sum (calculated on the basis of the Available Amount of Letters of Credit being reduced by the amount in the L/C Cash Deposit Account) to an amount not to exceed $500,000,000, together with any interest accrued to the date of such prepayment on the principal amounts prepaid. The Agent shall give prompt notice of any prepayment required under this Section 2.10(b)(ii) to the Borrowers and the Lenders.

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


            SECTION 2.11. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances or LIBO Rate Advances or agreeing to issue or of issuing or maintaining or participating in Letters of Credit (excluding for purposes of this Section
2.11 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.14 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower of such Advances shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to such Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

            (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of this type or the issuance of or participation in the Letters of Credit (or similar contingent obligations) hereunder, then, upon demand by such Lender (with a copy of such demand to the Agent), the Company shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Company and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

            (c) Any Lender claiming any additional amounts payable pursuant to this Section 2.11 shall, upon the written request of the Company delivered to such Lender and the Agent, assign, pursuant to and in accordance with the provisions of Section 9.06, all of its rights and obligations under this Agreement and under the Notes to an Eligible Assignee selected by the Company; provided, however, that (i) no Default shall have occurred and be continuing at the time of such request and at the time of such assignment; (ii) the assignee shall have paid to the assigning Lender the aggregate principal amount of, and any interest accrued and unpaid to the date of such assignment on, the Note or Notes of such Lender; (iii) the Company shall have paid to the assigning Lender any and all facility fees and other fees payable to such Lender and all other accrued and unpaid amounts owing to such Lender under any provision of this Agreement (including, but not limited to, any increased costs or other additional amounts owing under this Section 2.11, and any indemnification for Taxes under Section 2.14) as of the effective date of such assignment and (iv) if the assignee selected by the Company is not an existing Lender, such assignee or the Company shall have paid the processing and recordation fee required under Section 9.06(a) for such assignment; provided further that the assigning Lender's rights under Sections 2.11, 2.14 and 9.04, and its obligations under Section 8.05, shall survive such assignment as to matters occurring prior to the date of assignment.

            SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances in Dollars or any Major Currency or LIBO Rate Advances in Dollars or in any Foreign Currency or to fund or maintain Eurocurrency Rate Advances in Dollars or in any Major Currency or LIBO Rate Advances in Dollars or in any Foreign Currency hereunder, (a) each such Eurocurrency Rate Advance or such LIBO Rate Advance, as the case may be, will automatically, upon such demand, (i) if such Eurocurrency Rate Advance or LIBO Rate Advance is denominated in Dollars, be Converted into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.08(a)(i), as the case may be, and (ii) if such Eurocurrency Rate Advance or LIBO Rate Advance is denominated in any Foreign Currency, be exchanged into an Equivalent amount of Dollars and Converted into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.08(a)(i), as the case may be, and (b) the obligation of the Lenders to make such Eurocurrency Rate Advances or such LIBO Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

            SECTION 2.13. Payments and Computations. (a) Each Borrower shall make each payment hereunder and under any Notes, except with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Foreign Currency, not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent at the applicable Agent's Account in same day funds without set-off, counterclaim or deduction of any kind. Each Borrower shall make each payment hereunder and under any Notes with respect to principal of, interest on, and other amounts relating to Advances denominated in a Foreign Currency not later than 12:00 Noon (at the Payment Office for such Foreign Currency) on the day when due in such Foreign Currency to the Agent in same day funds by deposit of such funds to the applicable Agent's Account without set-off, counterclaim or deduction of any kind. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, facility fees or Letter of Credit fees ratably (other than amounts payable pursuant to Section 2.03, 2.04(c), 2.05(b)(ii), 2.06(b), 2.06(c), 2.11, 2.14 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 9.06(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under any Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

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


            (b) All computations of interest based on the Base Rate and of facility fees shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, all computations of interest based on the Eurocurrency Rate (including the Overnight Eurocurrency Rate) or the Federal Funds Rate and of Letter of Credit fees shall be made by the Agent on the basis of a year of 360 days and all computations in respect of Competitive Bid Advances shall be made by the Agent or the Sub-Agent, as the case may be, as specified in the applicable Notice of Competitive Bid Borrowing (or, in each case of Advances denominated in Foreign Currencies where market practice differs, in accordance with market practice), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, facility fees or Letter of Credit fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, facility fee or Letter of Credit fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (d) Unless the Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at (i) the Federal Funds Rate in the case of Advances denominated in Dollars or (ii) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Foreign Currencies.

            SECTION 2.14. Taxes. (a) Any and all payments by any Borrower (including the Company in its capacity as a guarantor under Article VII hereof) hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, net income taxes imposed by the United States or any State thereof and taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If any Borrower (including the Company in its capacity as a guarantor under Article VII hereof) shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

            (c) Each Borrower shall indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any taxes imposed by any jurisdiction on amounts payable under this Section 2.14) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided, however, that a Borrower shall not be obligated to pay any amounts in respect of penalties, interest or expenses pursuant to this paragraph that are payable solely as a result of (i) the failure on the part of the pertinent Lender or the Agent to pay over those amounts received from the Borrowers under this clause (c) or (ii) the gross negligence or willful misconduct on the part of the pertinent Lender or the Agent. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor. Each Lender agrees to provide reasonably prompt notice to the Agent, the Company and any Borrower of any imposition of Taxes or Other Taxes against such Lender; provided that failure to give such notice shall not affect such Lender's rights to indemnification hereunder. Each Lender agrees that it will, promptly upon a request by the Company or a Borrower having made an indemnification payment hereunder, furnish to the Company or such Borrower, as the case may be, such evidence as is reasonably available to such Lender as to the payment of the relevant Taxes or Other Taxes, and that it will, if requested by the Company or such Borrower, cooperate with the Company or such Borrower, as the case may be, in its efforts to obtain a refund or similar relief in respect of such payment.

            (d) Within 30 days after the date of any payment of Taxes by a Borrower under subsection (a) above, each Borrower shall furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under the Notes by or on behalf of any Borrower through an account or branch outside the United States or by or on behalf of any Borrower by a payor that is not a United States person, if such Borrower determines that no Taxes are payable in respect thereof, such Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

            (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender, on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender and on the date it changes its Applicable Lending Office in the case of any Lender, and from time to time thereafter as requested in writing by any Borrower (unless a change in law renders such Lender unable lawfully to do so), shall provide the Agent and each Borrower with two original Internal Revenue Service forms W-8ECI or W-8BEN, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. In addition, each Lender further agrees to provide any Borrower with any form or document as any Borrower may reasonably request which is required by any taxing authority outside the United States in order to secure an exemption from, or reduction in the rate of, withholding tax in such jurisdiction, if available to such Lender. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement or changes its Applicable Lending Office indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, in the case of a Lender that initially becomes a party to this Agreement pursuant to an assignment in accordance with Section 9.06 or a Lender that undertakes a change in its Applicable Lending Office, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable on the date of such assignment or change with respect to the assignee Lender or Lender after the change in Applicable Lending Office, but only to the extent of United States withholding tax included in Taxes, if any, applicable on the date of such assignment or change with respect to the assignor Lender or Lender prior to such change in Applicable Lending Office . If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8ECI or W-8BEN, that a Lender reasonably considers to be confidential, such Lender shall give notice thereof to each Borrower and shall not be obligated to include in such form or document such confidential information.

            (f) For any period with respect to which a Lender has failed to provide each Borrower with the appropriate form described in Section 2.14(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 2.14(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, each Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

            (g) If any Borrower is required to pay any additional amount to any Lender or to the Agent or on behalf of any of them to any taxing authority pursuant to this Section 2.14, such Lender shall, upon the written request of the Company delivered to such Lender and the Agent, assign, pursuant to and in accordance with the provisions of Section 9.06, all of its rights and obligations under this Agreement and under the Notes to an Eligible Assignee selected by the Company; provided, however, that (i) no Default shall have occurred and be continuing at the time of such request and at the time of such assignment; (ii) the assignee shall have paid to the assigning Lender the aggregate principal amount of, and any interest accrued and unpaid to the date of such assignment on, the Note or Notes of such Lender; (iii) the Company shall have paid to the assigning Lender any and all facility fees and other fees payable to such Lender and all other accrued and unpaid amounts owing to such Lender under any provision of this Agreement (including, but not limited to, any increased costs or other additional amounts owing under Section 2.11, and any indemnification for Taxes under this Section 2.14) as of the effective date of such assignment; and (iv) if the assignee selected by the Company is not an existing Lender, such assignee or the Company shall have paid the processing and recordation fee required under Section 9.06(a) for such assignment; provided further that the assigning Lender's rights under Sections 2.11, 2.14 and 9.04, and its obligations under Section 8.05, shall survive such assignment as to matters occurring prior to the date of assignment.

            SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, if any, or otherwise) on account of the Revolving Credit Advances owing to it (other than pursuant to Section 2.03, 2.04(c), 2.06(b), 2.06(c), 2.11, 2.14 or 9.04(c)) in excess of its Ratable Share of payments on account of the Revolving Credit Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, if any) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

            SECTION 2.16. Use of Proceeds. The proceeds of the Advances shall be available (and each Borrower agrees that it shall use such proceeds) for general corporate purposes of such Borrower and its Subsidiaries, including, without limitation, backstop of commercial paper.

            SECTION 2.17. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Revolving Credit Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Revolving Credit Advances. Each Borrower agrees that upon request of any Lender to such Borrower (with a copy of such notice to the Agent) that such Lender receive a Revolving Credit Note to evidence (whether for purposes of pledge, enforcement or otherwise) the Revolving Credit Advances owing to, or to be made by, such Lender, such Borrower shall promptly execute and deliver to such Lender a Revolving Credit Note payable to the order of such Lender in a principal amount up to the Revolving Credit Commitment of such Lender.

            (b) The Register maintained by the Agent pursuant to Section 9.06(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from each Borrower hereunder and each Lender's share thereof.

            (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

            SECTION 3.01. Conditions Precedent to Effectiveness of Sections 2.01 and 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

            (a) There shall have occurred no Material Adverse Change since December 31, 2003, except as otherwise publicly disclosed prior to the date hereof.

            (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries pending or to the knowledge of the Company Threatened before any court, governmental agency or arbitrator that (i) is reasonably likely to have a Material Adverse Effect, other than the matters described on Schedule 3.01(b) hereto (the "Disclosed Litigation") or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note of the Company or the consummation of the transactions contemplated hereby, and there shall have been no adverse change in the status, or financial effect on the Company or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(b) hereto.

            (c) The Company shall have paid all accrued fees and expenses of the Agent and the Lenders in respect of this Agreement.

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


            (d) On the Effective Date, the following statements shall be true and the Agent shall have received a certificate signed by a duly authorized officer of the Company, dated the Effective Date, stating that:

                  (i) The representations and warranties contained in Section
            4.01 are correct on and as of the Effective Date, and

                  (ii) No event has occurred and is continuing that constitutes a Default.

            (e) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent:

                  (i) The Revolving Credit Notes of the Company to the order of the Lenders to the extent requested by any Lender pursuant to
            Section 2.17.

                  (ii) Certified copies of the resolutions of the Board of
            Directors of the Company approving this Agreement and the Notes of the Company, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and such Notes.

                  (iii) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes of the Company and the other documents to be delivered hereunder.

                  (iv) A favorable opinion of Gail E. Lehman, Assistant General
            Counsel of the Company, substantially in the form of Exhibit F hereto and as to such other matters as any Lender through the Agent may reasonably request.

                  (v) A favorable opinion of Shearman & Sterling LLP, counsel for the Agent, substantially in the form of Exhibit H hereto.

                  (vi) Such other approvals, opinions or documents as any
            Lender, through the Agent, may reasonably request.

            SECTION 3.02. Conditions Precedent to Initial Borrowing. The obligation of each Lender to make an Advance on the occasion of the initial Borrowing hereunder is subject to the following conditions precedent:

            (a) The Effective Date shall have occurred.

            (b) The Company shall have terminated the commitments and paid in full all outstanding obligations under the 364-Day Credit Agreement dated as of November 26, 2003 among the Company, the lenders parties thereto and Citibank, as administrative agent, as amended, and each Lender that is a party to said credit agreement hereby waives any requirement of prior notice to the termination of commitments or prepayment of obligations under said credit agreement.

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


            (c) The Company shall have paid all accrued fees and expenses of the Agent (including the billed fees and expenses of counsel to the Agent).

            SECTION 3.03. Initial Loan to Each Designated Subsidiary. The obligation of each Lender to make an initial Advance to each Designated Subsidiary following any designation of such Designated Subsidiary as a Borrower hereunder pursuant to Section 9.07 is subject to the Agent's receipt on or before the date of such initial Advance of each of the following, in form and substance satisfactory to the Agent and dated such date, and (except for the Revolving Credit Notes) in sufficient copies for each Lender:

            (a) The Revolving Credit Notes of such Borrower to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.17.

            (b) Certified copies of the resolutions of the Board of Directors of such Borrower (with a certified English translation if the original thereof is not in English) approving this Agreement and the Notes of such Borrower, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and such Notes.

            (c) A certificate of the Secretary or an Assistant Secretary of such Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Agreement and the Notes of such Borrower and the other documents to be delivered hereunder.

            (d) A certificate signed by a duly authorized officer of the Company, dated as of the date of such initial Advance, certifying that such Borrower shall have obtained all governmental and third party authorizations, consents, approvals (including exchange control approvals) and licenses required under applicable laws and regulations necessary for such Borrower to execute and deliver this Agreement and the Notes and to perform its obligations thereunder.

            (e) The Designation Letter of such Designated Subsidiary, substantially in the form of Exhibit D hereto.

            (f) Evidence of the Process Agent's acceptance of its appointment pursuant to Section 9.12(a) as the agent of such Borrower, substantially in the form of Exhibit E hereto.

            (g) A favorable opinion of counsel to such Designated Subsidiary, dated the date of such initial Advance, substantially in the form of Exhibit G hereto.

            (h) Such other approvals, opinions or documents as any Lender, through the Agent, may reasonably request.

            SECTION 3.04. Conditions Precedent to Each Revolving Credit Borrowing and Issuance. The obligation of each Lender to make a Revolving Credit Advance (other than an Advance made by any Issuing Bank or any Lender pursuant to Section 2.04(c)) on the occasion of each Revolving Credit Borrowing, and the obligation of the Issuing Bank to issue a Letter of

Credit, shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Revolving Credit Borrowing or issuance, as the case may be, (a) the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing, Notice of Issuance and the acceptance by the Borrower requesting such Revolving Credit Borrowing or issuance of the proceeds of such Revolving Credit Borrowing or such issuance shall constitute a representation and warranty by such Borrower that on the date of such Borrowing or issuance such statements are true):

            (i) the representations and warranties of the Company contained in
      Section 4.01 (except the representations set forth in the last sentence of subsection (e) thereof and in subsections (f), (h)-(l) and (n) thereof) are correct on and as of the date of such Revolving Credit Borrowing or issuance, before and after giving effect to such Revolving Credit Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date, and additionally, if such Revolving Credit Borrowing or issuance shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Letter are correct on and as of the date of such Revolving Credit Borrowing or issuance, before and after giving effect to such Revolving Credit Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date, and

            (ii) no event has occurred and is continuing, or would result from such Revolving Credit Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

            SECTION 3.05. Conditions Precedent to Each Competitive Bid Borrowing. The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (i) the Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (ii) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Agent shall have received a Competitive Bid Note payable to the order of such Lender and substantially in the form of Exhibit A-2 hereto for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with Section 2.03, and (iii) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower requesting such Competitive Bid Borrowing of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Competitive Bid Borrowing such statements are true):

            (a) the representations and warranties of the Company contained in
      Section 4.01 (except the representations set forth in the last sentence of subsection (e) thereof and in subsections (f), (h)-(l) and (n) thereof) are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and, if such Competitive Bid Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Letter are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

            (b) no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default, and

            (c) no event has occurred and no circumstance exists as a result of which the information concerning such Borrower that has been provided to the Agent and each Lender by such Borrower in connection herewith would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, and (iv) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

            SECTION 3.06. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Company, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties of the Company. The Company represents and warrants as follows:

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (b) The execution, delivery and performance by the Company of this Agreement and the Notes of the Company, and the consummation of the transactions contemplated hereby, are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not cause or constitute a violation of any provision of law or regulation or any provision of the Certificate of Incorporation or By-Laws of the Company or result in the breach of, or constitute a default or require any consent under, or result in the creation of any lien, charge or encumbrance upon any of the properties, revenues, or assets of the Company pursuant to, any indenture or other agreement or instrument to which the Company is a party or by which the Company or its property may be bound or affected.

            (c) No authorization, consent, approval (including any exchange control approval), license or other action by, and no notice to or filing or registration with, any governmental authority, administrative agency or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of this Agreement or the Notes of the Company.

            (d) This Agreement has been, and each of the Notes when delivered hereunder will have been, duly executed and delivered by the Company. This Agreement is, and each of the Notes of the Company when delivered hereunder will be, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

            (e) The Consolidated balance sheet of the Company and its Consolidated Subsidiaries as at December 31, 2003, and the related Consolidated statements of income and cash flows of the Company and its Consolidated Subsidiaries for the fiscal year then ended (together with the notes to the financial statements of the Company and its Consolidated Subsidiaries and the Consolidated statements of cash flows of the Company and its Consolidated Subsidiaries), accompanied by an opinion of one or more nationally recognized firms of independent public accountants, and the Consolidated balance sheet of the Company and its Consolidated Subsidiaries as at June 30, 2004, and the related Consolidated statements of income and cash flows of the Company and its Consolidated Subsidiaries for the nine months then ended, duly certified by the principal financial officer of the Company, copies of which have been furnished to each Lender, are materially complete and correct, and fairly present, subject, in the case of said balance sheet as at June 30, 2004, and said statements of income and cash flows for the nine months then ended, to year-end audit adjustments, the Consolidated financial condition of the Company and its Consolidated Subsidiaries as at such dates and the Consolidated results of the operations of the Company and its Consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP consistently applied, except as otherwise noted therein; the Company and its Consolidated Subsidiaries do not have on such date any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in such balance sheet or the notes thereto as at such date. No Material Adverse Change has occurred since December 31, 2003, except as otherwise publicly disclosed prior to the date hereof.

            (f) There is no action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, pending or to the knowledge of the Company Threatened affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) is reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation), or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby, and there has been no adverse change in the status, or financial effect on the Company or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(b) hereto.

            (g) Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the Borrower of such Advance or of such Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(a) or subject to any restriction contained in any agreement or instrument between such Borrower and any Lender or any Affiliate of any Lender relating to Debt and within the scope of Section 6.01(e) will be margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

            (h) The Company and each wholly-owned direct Subsidiary of the Company have, in the aggregate, met their minimum funding requirements under ERISA with respect to their Plans in all material respects and have not incurred any material liability to the PBGC, other than for the payment of premiums, in connection with such Plans.

            (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of the Company or any of its ERISA Affiliates that has resulted in or is reasonably likely to result in a material liability of the Company or any of its ERISA Affiliates.

            (j) The Schedules B (Actuarial Information) to the 2003 annual reports (Form 5500 Series) with respect to each Plan of the Company or any of its ERISA Affiliates, copies of which have been filed with the Internal Revenue Service (and which will be furnished to any Bank through the Administrative Agent upon the request of such Bank through the Administrative Agent to the Company), are complete and accurate in all material respects and fairly present in all material respects the funding status of such Plans at such date, and since the date of each such Schedule B there has been no material adverse change in funding status.

            (k) Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any Withdrawal Liability to any Multiemployer Plan in an annual amount exceeding 6% of Net Tangible Assets of the Company and its Consolidated Subsidiaries.

            (l) Neither the Company nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA. No such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA, in a reorganization or termination which might reasonably be expected to result in a liability of the Company in an amount in excess of $5,000,000.

            (m) The Company is not, and immediately after the application by the Company of the proceeds of each Loan will not be, (a) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (n) To the best of the Company's knowledge, the operations and properties of the Company and its Subsidiaries taken as a whole comply in all material respects with all Environmental Laws, all necessary Environmental Permits have been applied for or have been obtained and are in effect for the operations and properties of the Company and its Subsidiaries and the Company and its Subsidiaries are in compliance in all material respects with all such Environmental Permits. To the best of the Company's knowledge no circumstances exist that would be reasonably likely to form the basis of an Environmental Action against the Company or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

            SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will:

            (a) Compliance with Laws, Etc. Comply, and cause each Designated Subsidiary to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws as provided in Section 5.01(j), if failure to comply with such requirements would have a Material Adverse Effect.

            (b) Payment of Taxes, Etc. Pay and discharge, and cause each Designated Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or on its income or profits or upon any of its property; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

            (c) Maintenance of Insurance. Maintain, and cause each Designated Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates.

            (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each Designated Subsidiary to preserve and maintain, its corporate existence and all its material rights (charter and statutory) privileges and franchises; provided, however, that the Company and each Designated Subsidiary may consummate any merger, consolidation or sale of assets permitted under Section 5.02(b).

            (e) Visitation Rights. At any reasonable time and from time to time upon reasonable notice but not more than once a year unless an Event of Default has occurred and is continuing, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any Designated Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Designated

      Subsidiary with any of their officers or directors and with their independent certified public accountants.

            (f) Keeping of Books. Keep, and cause each Designated Subsidiary to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Designated Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

            (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each Designated Subsidiary to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted; provided, however, that neither the Company nor any of its Designated Subsidiaries shall be required to maintain or preserve any property if the failure to maintain or preserve such property shall not have a Material Adverse Effect.

            (h) Reporting Requirements. Furnish to the Agent (with a copy for each Lender) and the Agent shall promptly forward the same to the Lenders:

                  (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, a Consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and a Consolidated statement of income and cash flows of the Company and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures as of the corresponding date and for the corresponding period of the preceding fiscal year, all in reasonable detail and certified by the principal financial officer, principal accounting officer, the Vice-President and Treasurer or an Assistant Treasurer of the Company, subject, however, to year-end auditing adjustments, which certificate shall include a statement that such officer has no knowledge, except as specifically stated, of any condition, event or act which constitutes a Default;

                  (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a Consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related Consolidated statements of income and cash flows of the Company and its Consolidated Subsidiaries for such fiscal year setting forth in each case in comparative form the corresponding figures as of the close of and for the preceding fiscal year, all in reasonable detail and accompanied by an opinion of independent public accountants of nationally recognized standing, as to said financial statements and a certificate of the principal financial officer, principal accounting officer, the Vice-President and Treasurer or an Assistant Treasurer of the Company stating that such officer has no knowledge, except as specifically stated, of any condition, event or act which constitutes a Default;

                  (iii) copies of the Forms 8-K and 10-K reports (or similar reports) which the Company is required to file with the Securities and Exchange Commission of the United States of America, promptly after the filing thereof;

                  (iv) copies of each annual report, quarterly report, special report or proxy statement mailed to substantially all of the stockholders of the Company, promptly after the mailing thereof to the stockholders;

                  (v) immediate notice of the occurrence of any Default of which the principal financial officer, principal accounting officer, the Vice-President and Treasurer or an Assistant Treasurer of the Company shall have knowledge;

                  (vi) as soon as available and in any event within 15 days
            after the Company or any of its ERISA Affiliates knows or has reason to know that any ERISA Event has occurred, a statement of a senior officer of the Company with responsibility for compliance with the requirements of ERISA describing such ERISA Event and the action, if any, which the Company or such ERISA Affiliate proposes to take with respect thereto;

                  (vii) at the request of any Lender, promptly after the filing thereof with the Internal Revenue Service, copies of Schedule B (Actuarial Information) to each annual report (Form 5500 series) filed by the Company or any of its ERISA Affiliates with respect to each Plan;

                  (viii) promptly after receipt thereof by the Company or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                  (ix) promptly after such request, such other documents and information relating to any Plan as any Lender may reasonably request from time to time;

                  (x) promptly and in any event within five Business Days after receipt thereof by the Company or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) (x) the imposition of Withdrawal Liability in an amount in excess of $5,000,000 with respect to any one Multiemployer Plan or in an aggregate amount in excess of $25,000,000 with respect to all such Multiemployer Plans within any one calendar year or (y) the reorganization or termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan that has resulted or might reasonably be expected to result in Withdrawal Liability in an amount in excess of $5,000,000 or of all such Multiemployer Plans that has resulted or might reasonably be expected to result in Withdrawal Liability in an aggregate amount in excess of $25,000,000 within any one calendar year and (B) the amount of liability incurred, or that may be incurred, by the Company or any of its ERISA Affiliates in connection with any event described in such subclause (x) or (y);

                  (xi) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the

            Borrower or any Designated Subsidiary of the type described in
            Section 4.01(f); and

                  (xii) from time to time such further information respecting the financial condition and operations of the Company and its Subsidiaries as any Lender may from time to time reasonably request.

            (i) Authorizations. Obtain, and cause each Designated Subsidiary to obtain, at any time and from time to time all authorizations, licenses, consents or approvals (including exchange control approvals) as shall now or hereafter be necessary or desirable under applicable law or regulations in connection with its making and performance of this Agreement and, upon the request of any Lender, promptly furnish to such Lender copies thereof.

            (j) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Company nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

            (k) Change of Control. If a Change of Control shall occur, within ten calendar days after the occurrence thereof, provide the Agent with notice thereof, describing therein in reasonable detail the facts and circumstances giving rise to such Change in Control.

            SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will not:

            (a) Liens, Etc. Issue, assume or guarantee, or permit any of its Subsidiaries owning Restricted Property to issue, assume or guarantee, any Debt secured by Liens on or with respect to any Restricted Property without effectively providing that its obligations to the Lenders under this Agreement and any of the Notes shall be secured equally and ratably with such Debt so long as such Debt shall be so secured, except that the foregoing shall not apply to:

                  (i) Liens affecting property of the Company or any of its
            Subsidiaries existing on the Effective Date in effect as of the date hereof or of any corporation existing at the time it becomes a Subsidiary of the Company or at the time it is merged into or consolidated with the Company or a Subsidiary of the Company;

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


                  (ii) Liens on property of the Company or its Subsidiaries
            existing at the time of acquisition thereof or incurred to secure the payment of all or part of the purchase price thereof or to secure Debt incurred prior to, at the time of or within 24 months after acquisition thereof for the purpose of financing all or part of the purchase price thereof;

                  (iii) Liens on property of the Company or its Subsidiaries (in the case of property that is, in the opinion of the Board of Directors of the Company, substantially unimproved for the use intended by the Company) to secure all or part of the cost of improvement thereof, or to secure Debt incurred to provide funds for any such purpose;

                  (iv) Liens which secure only Debt owing by a Subsidiary of the
            Company to the Company or to another Subsidiary of the Company;

                  (v) Liens in favor of the United States of America, any State, any foreign country, or any department, agency, instrumentality, or political subdivisions of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject thereto, including, without limitation, Liens to secure Debt of the pollution control or industrial revenue bond type; or

                  (vi) any extension, renewal or replacement (or successive
            extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) to (v) inclusive of any Debt secured thereby, provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to all or part of the property which secured the Lien extended, renewed or replaced (plus improvements on such property);

      provided, however, that, the Company and any one or more Subsidiaries owning Restricted Property may issue, assume or guarantee Debt secured by Liens which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with the aggregate outstanding principal amount of all other Debt of the Company and its Subsidiaries owning Restricted Property that would otherwise be subject to the foregoing restrictions (not including Debt permitted to be secured under clause (i) through (vi) above) and the aggregate value of the Sale and Leaseback Transactions in existence at such time, does not at any one time exceed 10% of the Net Tangible Assets of the Company and its Consolidated Subsidiaries; and provided further that the following type of transaction, among others, shall not be deemed to create Debt secured by Liens: Liens required by any contract or statute in order to permit the Company or any of its Subsidiaries to perform any contract or subcontract made by it with or at the request of the United States of America, any foreign country or any department, agency or instrumentality of any of the foregoing jurisdictions.

            (b) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person; provided, however, that the Company may merge or consolidate with any other Person so long as the Company is the surviving corporation and so long as no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

            SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) Any Borrower shall fail to pay: (i) any principal of any Advance when the same becomes due and payable; (ii) any facility fees or any interest on any Advance payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or (iii) any other fees or other amounts payable under this Agreement or any Notes within 30 days after the same becomes due and payable other than those fees and amounts the liabilities for which are being contested in good faith by such Borrower and which have been placed in Escrow by such Borrower; or

            (b) Any representation or warranty made (or deemed made) by any Borrower (or any of its officers) in connection with this Agreement or by any Designated Subsidiary in the Designation Letter pursuant to which such Designated Subsidiary became a Borrower hereunder shall prove to have been incorrect in any material respect when made (or deemed made); or

            (c) The Company shall repudiate its obligations under, or shall default in the due performance or observance of, any term, covenant or agreement contained in Article VII of this Agreement; or

            (d) (i) The Company shall fail to perform or observe Section 5.01(h)(v), (ii) the Company shall fail to perform or observe any other term, covenant or agreement contained in Section 5.02(a) and such failure shall remain unremedied for a period of 30 days after any Lender shall have given notice thereof to the Company (through the Agent), or (iii) the Company or any other Borrower shall fail to perform or to observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and such failure shall remain unremedied for a period of 30 days after any Lender shall have given notice thereof to the relevant Borrower or, in the case of the Company, any of the principal financial officer, the principal accounting officer, the Vice-President and Treasurer or an Assistant Treasurer of the Company, and in the case of any other Borrower, a responsible officer of such Borrower, first has knowledge of such failure; or

            (e) (i) The Company or any of its Consolidated or Designated Subsidiaries shall fail to pay any principal of or premium or interest on any Debt (other than Debt owed to the Company or its Subsidiaries or Affiliates) that is outstanding in a principal amount of at least $150,000,000 in the aggregate (but excluding Debt outstanding hereunder and Debt owed by such party to any bank, financial institution or other institutional lender to the extent the Borrower or any Subsidiary has deposits with such bank, financial institution or other institutional lender sufficient to repay such Debt) of the Company or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt, or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; provided, however, that, for purposes of this Section 6.0l(e), in the case of (x) Debt of any Person (other than the Company or one of its Consolidated Subsidiaries) which the Company has guaranteed and (y) Debt of Persons (other than the Company or one of its Consolidated Subsidiaries) the payment of which is secured by a Lien on property of the Company or such Subsidiary, such Debt shall be deemed to have not been paid when due or to have been declared to be due and payable only when the Company or such Subsidiary, as the case may be, shall have failed to pay when due any amount which it shall be obligated to pay with respect to such Debt; provided further, however, that any event or occurrence described in this subsection (e) shall not be an Event of Default if (A) such event or occurrence relates to the Debt of any Subsidiary of the Company located in China, India, the Commonwealth of Independent States or Turkey (collectively, the "Exempt Countries"), (B) such Debt is not guaranteed or supported in any legally enforceable manner by any Borrower or by any Subsidiary or Affiliate of the Company located outside the Exempt Countries, (C) such event or occurrence is due to the direct or indirect action of any government entity or agency in any Exempt Country and (D) as of the last day of the calendar quarter immediately preceding such event or occurrence, the book value of the assets of such Subsidiary does not exceed $150,000,000 and the aggregate book value of the assets of all Subsidiaries of the Company located in Exempt Countries the Debt of which would cause an Event of Default to occur but for the effect of this proviso does not exceed $500,000,000; or

            (f) The Company or any of its Designated or Consolidated Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any such Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any such Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); provided, however, that any event or occurrence described in this subsection (f) shall not be an Event of Default if (A) such event or occurrence relates to any Subsidiary of the Company located in an Exempt Country, (B) the Debt of such Subsidiary is not guaranteed or supported in any legally enforceable manner by any Borrower or by any Subsidiary or Affiliate of the Company located outside the Exempt Countries, (C) such event or occurrence is due to the direct or indirect action of any government entity or agency in any Exempt Country and (D) as of the last day of the calendar quarter immediately preceding such event or occurrence, the book value of the assets of such Subsidiary does not exceed $150,000,000 and the aggregate book value of the assets of all Subsidiaries of the Company located in Exempt Countries with respect to which the happening of the events or occurrences described in this subsection (f) would cause an Event of Default to occur but for the effect of this proviso does not exceed $500,000,000; or

            (g) Any judgment or order for the payment of money in excess of $150,000,000 shall be rendered against the Company or any of its Subsidiaries and enforcement proceedings shall have been commenced by any creditor upon such judgment or order and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(g) if (A) such judgment or order is rendered against any Subsidiary of the Company located in an Exempt Country, (B) the Debt of such Subsidiary is not guaranteed or supported in any legally enforceable manner by any Borrower or by any Subsidiary or Affiliate of the Company located outside the Exempt Countries, (C) such judgment or order is due to the direct or indirect action of any government entity or agency in any Exempt Country and (D) as of the last day of the calendar quarter immediately preceding the tenth consecutive day of the stay period referred to above, the book value of the assets of such Subsidiary does not exceed $150,000,000 and the aggregate book value of the assets of all Subsidiaries of the Company located in Exempt Countries the judgments and orders against which would cause an Event of Default to occur but for the effect of this proviso does not exceed $500,000,000; or

            (h) Any non-monetary judgment or order shall be rendered against the Company or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect, and enforcement proceedings shall have been commenced by any Person upon such judgment or order and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (i) Any license, consent, authorization or approval (including exchange control approvals) now or hereafter necessary to enable the Company or any Designated Subsidiary to comply with its obligations herein or under any Notes of such Borrower shall be modified, revoked, withdrawn, withheld or suspended; or

            (j) (i) Any ERISA Event shall have occurred with respect to a Plan of any Borrower or any of its ERISA Affiliates and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans of the Borrowers and their ERISA Affiliates with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrowers and their ERISA Affiliates related to such ERISA Event) exceeds $150,000,000; or (ii) any Borrower or any of its ERISA Affiliates shall be in default, as defined in Section 4219(c)(5) of ERISA, with respect to any payment of Withdrawal Liability and the sum of the outstanding balance of such Withdrawal Liability and the outstanding balance of any other Withdrawal Liability that any Borrower or any of its ERISA Affiliates has incurred exceeds 6% of Net Tangible Assets of the Company and its Consolidated Subsidiaries; or (iii) any Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of such Borrower or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Borrowers and their ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $150,000,000; or

then, and (i) in any such event (except as provided in clause (ii) below), the Agent (A) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Company, declare the obligation of each Lender to make Advances (other than Advances by an Issuing Bank or a Lender pursuant to Section 2.04(c)) and of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (B) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Company, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers and (ii) in the case of the occurrence of any Event of Default described in clause (i) or (ii) of Section 6.01(a), the Agent shall, at the request, or may with the consent, of the Lenders which have made or assumed under this Agreement at least 66-2/3% of the aggregate principal amount (based in respect of Competitive Bid Advances denominated in Foreign Currencies on the Equivalent in Dollars on the date of such request) of Competitive Bid Advances then outstanding and to whom such Advances are owed, by notice to the Company, declare the full unpaid principal of and accrued interest on all Competitive Bid Advances hereunder and all other obligations of the Borrowers hereunder to be immediately due and payable, whereupon such Advances and such obligations shall be immediately due and payable, without presentment, demand, protest or other further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that in

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the event of an actual or deemed entry of an order for relief with respect to any Borrower under the United States Bankruptcy Code of 1978, as amended, (x) the obligation of each Lender to make Advances (other than Advances by an Issuing Bank or a Lender pursuant to Section 2.04(c)) and of the Issuing Banks to issue Letters of Credit shall automatically be terminated and (y) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

            SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Agent may with the consent, or shall at the request, of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Company to, and forthwith upon such demand the Company will, (a) pay to the Agent on behalf of the Lenders in same day funds at the Agent's office designated in such demand, for deposit in the L/C Cash Deposit Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding or (b) make such other reasonable arrangements in respect of the outstanding Letters of Credit as shall be acceptable to the Required Lenders; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the United States Bankruptcy Code of 1978, as amended, the Borrowers shall immediately pay to the Agent on behalf of the Lenders for deposit in the L/C Cash Deposit Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers. If at any time the Agent reasonably determines that any funds held in the L/C Cash Deposit Account are subject to any right or interest of any Person other than the Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrowers will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Deposit Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Deposit Account that are free and clear of any such right and interest. Upon the drawing of any Letter of Credit, to the extent funds are on deposit in the L/C Cash Deposit Account, such funds shall be applied to reimburse the Issuing Banks to the extent permitted by applicable law, and if so applied, then such reimbursement shall be deemed a repayment of the corresponding Advance in respect of such Letter of Credit. After all such Letters of Credit shall have expired or been fully drawn upon and all other obligations of the Borrowers hereunder and under the Notes shall have been paid in full, the balance, if any, in such L/C Cash Deposit Account shall be promptly returned to the Company.

                                   ARTICLE VII

                                    GUARANTEE

            SECTION 7.01. Unconditional Guarantee. For valuable consideration, receipt whereof is hereby acknowledged, and to induce each Lender to make Advances to the Designated Subsidiaries and to induce the Agent to act hereunder, the Company hereby unconditionally and irrevocably guarantees to each Lender and the Agent that:

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            (a) the principal of and interest on each Advance to each Designated
      Subsidiary shall be promptly paid in full when due (whether at stated maturity, by acceleration or otherwise) in accordance with the terms hereof, and, in case of any extension of time of payment, in whole or in part, of such Advance, that all such sums shall be promptly paid when due (whether at stated maturity, by acceleration or otherwise) in accordance with the terms of such extension; and

            (b) all other amounts payable hereunder by any Designated Subsidiary to any Lender or the Agent or the Sub-Agent, as the case may be, shall be promptly paid in full when due in accordance with the terms hereof (the obligations of the Designated Subsidiaries under these subsections (a) and
      (b) of this Section 7.01 being the "Obligations").

In addition, the Company hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Advance to any Designated Subsidiary or such other amounts payable by any Designated Subsidiary to any Lender or the Agent, the Company will forthwith pay the same, without further notice or demand.

            SECTION 7.02. Guarantee Absolute. The Company guarantees that the Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or the Agent with respect thereto. The liability of the Company under this guarantee shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of this Agreement or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from this Agreement;

                  (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations; or

                  (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company, any Borrower or a guarantor.

This guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any of the Lenders or the Agent upon the insolvency, bankruptcy or reorganization of the Company or any Borrower or otherwise, all as though such payment had not been made.

            SECTION 7.03. Waivers. The Company hereby expressly waives diligence, presentment, demand for payment, protest, any requirement that any right or power be exhausted or any action be taken against any Designated Subsidiary or against any other guarantor of all or any portion of the Advances, and all other notices and demands whatsoever.

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            SECTION 7.04. Remedies. Each of the Lenders and the Agent may pursue its respective rights and remedies under this Article VII and shall be entitled to payment hereunder notwithstanding any other guarantee of all or any part of the Advances to the Designated Subsidiaries, and notwithstanding any action taken by any such Lender or the Agent to enforce any of its rights or remedies under such other guarantee, or any payment received thereunder. The Company hereby irrevocably waives any claim or other right that it may now or hereafter acquire against any Designated Subsidiary that arises from the existence, payment, performance or enforcement of the Company's obligations under this
Article VII, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or the Lenders against any Designated Subsidiary, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Designated Subsidiary, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to the Company in violation of the preceding sentence at any time when all the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Lenders and the Agent and shall forthwith be paid to the Agent for its own account and the accounts of the respective Lenders to be credited and applied to the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Obligations or other amounts payable under this Agreement thereafter arising. The Company acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this section is knowingly made in contemplation of such benefits.

            SECTION 7.05. No Stay. The Company agrees that, as between (a) the Company and (b) the Lenders and the Agent, the Obligations of any Designated Subsidiary guaranteed by the Company hereunder may be declared to be forthwith due and payable as provided in Article VI hereof for purposes of this Article VII by declaration to the Company as guarantor notwithstanding any stay, injunction or other prohibition preventing such declaration as against such Designated Subsidiary and that, in the event of such declaration to the Company as guarantor, such Obligations (whether or not due and payable by such Designated Subsidiary), shall forthwith become due and payable by the Company for purposes of this Article VII.

            SECTION 7.06. Survival. This guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full (after the Termination Date) of the Obligations and all other amounts payable under this guaranty, (b) be binding upon the Company, its successors and assigns, (c) inure to the benefit of and be enforceable by each Lender (including each assignee Lender pursuant to Section 9.06) and the Agent and their respective successors, transferees and assigns and (d) shall be reinstated if at any time any payment to a Lender or the Agent hereunder is required to be restored by such Lender or the Agent. Without limiting the generality of the foregoing clause (c), each Lender may assign or otherwise transfer its interest in any Advance to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to such Lender herein or otherwise.

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                                  ARTICLE VIII

                                    THE AGENT

            SECTION 8.01. Authorization and Action. Each Lender (in its capacities as a Lender and an Issuing Bank, as applicable) hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement.

            SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.06; (b) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Borrower or to inspect the property (including the books and records) of any Borrower;
(e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and (f) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 8.03. CUSA and Affiliates. With respect to its Commitments, the Advances made by it and the Note issued to it, CUSA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include CUSA in its individual capacity. CUSA and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Company, any of its Subsidiaries and any Person who

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may do business with or own securities of the Company or any such Subsidiary, all as if CUSA were not the Agent and without any duty to account therefor to the Lenders.

            SECTION 8.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 8.05. Indemnification. (a) Each Lender severally agrees to indemnify the Agent (to the extent not reimbursed by a Borrower), from and against such Lender's Ratable Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent, in its capacity as such, under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its Ratable Share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by a Borrower.

            (b) Each Lender severally agrees to indemnify the Issuing Banks (to the extent not promptly reimbursed by the Company) from and against such Lender's Ratable Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any such Issuing Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any action taken or omitted by such Issuing Bank, in its capacity as such, hereunder or in connection herewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse any such Issuing Bank promptly upon demand for its Ratable Share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Company under Section 9.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Company.

            (c) The failure of any Lender to reimburse the Agent or any Issuing Bank promptly upon demand for its Ratable Share of any amount required to be paid by the Lenders to the Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent or any Issuing Bank for its Ratable Share of such amount, but no Lender

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shall be responsible for the failure of any other Lender to reimburse the Agent or any Issuing Bank for such other Lender's Ratable Share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this
Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes. Each of the Agent and each Issuing Bank agrees to return to the Lenders their respective Ratable Shares of any amounts paid under this Section 8.05 that are subsequently reimbursed by the Company or any Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.04 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

            SECTION 8.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Company and may be removed at any time with or without cause by the Majority Lenders. The Company may at any time, by notice to the Agent, propose a successor Agent (which shall meet the criteria described below) specified in such notice and request that the Lenders be notified thereof by the Agent with a view to their removal of the Agent and their appointment of such successor Agent; the Agent agrees to forward any such notice to the Lenders promptly upon its receipt by the Agent. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

            SECTION 8.07. Sub-Agent. The Sub-Agent has been designated under this Agreement to carry out duties of the Agent. When acting on behalf of the Agent, the Sub-Agent shall be subject to each of the obligations in this Agreement to be performed by the Sub-Agent, and each of the Borrowers and the Lenders agrees that when acting on behalf of the Agent, the Sub-Agent shall be entitled to exercise each of the rights and shall be entitled to each of the benefits of the Agent under this Agreement as relate to the performance of its obligations hereunder.

            SECTION 8.08. Other Agents. Each Lender hereby acknowledges that none of the syndication agent or any documentation agent nor any other Lender designated as any "Agent" on the signature pages hereof (other than the Agent) has any liability hereunder other than in its capacity as a Lender.

                                   ARTICLE IX

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                                  MISCELLANEOUS

            SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Revolving Credit Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (b) reduce the principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder, (d) release the Company from any of its obligations under Article VII, (e) require the duration of an Interest Period to be nine months if such period is not available to all Lenders or (f) amend this Section 9.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note and no amendment, waiver or consent shall, unless in writing and signed by the Issuing Banks in addition to the Lenders required above to take such action, adversely affect the rights or obligations of the Issuing Banks in their capacities as such under this Agreement.

            SECTION 9.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed (return receipt requested), telecopied, telegraphed, telexed or delivered, if to the Company or to any Designated Subsidiary, at the Company's address at 101 Columbia Road, Morristown, New Jersey 07962-1219, Attention: Assistant Treasurer; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department, with a copy to 388 Greenwich Street, New York, New York 10013, Attention: Diane Pockaj; or, as to any Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent; provided that materials as may be agreed between the Borrowers and the Agent may be delivered to the Agent in accordance with clause (b) below. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Agent pursuant to Article II, III or VIII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

            (b) So long as CUSA or any of its Affiliates is the Agent, such materials required to be delivered pursuant to Section 5.01(h)(i), (ii),
      (iii) and (iv) as may be agreed between the Borrowers and the Agent may be delivered to the Agent in an electronic

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


      medium in a format acceptable to the Agent and the Lenders by e-mail at oploanswebadmin@citigroup.com. The Borrowers agree that the Agent may make such materials (the "Communications") available to the Lenders by posting such notices on Intralinks or a substantially similar electronic system (the "Platform"). The Borrowers acknowledge that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and
      (iii) neither the Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its Affiliates in connection with the Platform.

            (c) Each Lender agrees that notice to it (as provided in the next sentence) (a "Notice") specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that if requested by any Lender the Agent shall deliver a copy of the Communications to such Lender by email or telecopier. Each Lender agrees (i) to notify the Agent in writing of such Lender's e-mail address(es) to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address(es).

            SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 9.04. Costs and Expenses. (a) The Company agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (i) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (ii) the reasonable fees and expenses of counsel for the Agent with respect thereto. The Company further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this
Section 9.04(a).

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            (b) Each Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances whether or not such investigation, litigation or proceeding is brought by the Company, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent any such claim, damage, loss, liability or expense has resulted from such Indemnified Party's gross negligence or willful misconduct.

The Company also agrees not to assert any claim against any Indemnified Party on any theory of liability for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

            (c) If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance or LIBO Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.03(d), 2.06(b), 2.10(a) or (b) or 2.12, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

            (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.11, 2.14 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes and the termination in whole of any Commitment hereunder.

            SECTION 9.05. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Company and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, the Agent and each Lender and their respective successors and assigns, except that no Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

            SECTION 9.06. Assignments and Participations. (a) Each Lender may at any time, with notice to the Company prior to making any proposal to any potential assignee and with the consent of the Company, which consent shall not be unreasonably withheld (and shall at any time, if requested to do so by the Company pursuant to Section 2.06(b), 2.11 or 2.14) assign to one or more Persons all or a portion of its rights and obligations under a Facility or all Facilities under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, Unissued Letter of Credit Commitment, the Revolving Credit Advances owing to it, its participations in Letters of Credit and the Revolving Credit Note or Notes held by it); provided, however, that (i) the Company's consent shall not be required (A) in the case of an assignment of Revolving Credit Commitment, Revolving Credit Advances and participations in Letters of Credit to an Affiliate of such Lender, provided that notice thereof shall have been given to the Company and the Agent or (B) in the case of an assignment of the type described in subsection (g) below; (ii) each such assignment shall be of a constant, and not a varying, percentage of the rights and obligations under this Agreement specified in the applicable Assignment and Acceptance; (iii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of (x) the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) Unissued Letter of Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 or an integral multiple thereof; (iv) each such assignment shall be to an Eligible Assignee, (v) each such assignment made as a result of a demand by the Company pursuant to this Section 9.06(a) shall be arranged by the Company after consultation with, and subject to the approval of, the Agent, and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (vi) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this
Section 9.06(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement and all of the obligations of the Borrower to such Lender shall have been satisfied; and (vii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and, if the assigning Lender is not retaining a Commitment hereunder, any Revolving Credit Note subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto, provided, however, that such assigning Lender's rights under Sections 2.11, 2.14 and 9.04, and its obligations under Section 8.05, shall survive such assignment as to matters occurring prior to the effective date of such assignment).

            (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by such Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

            (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Company and to each other Borrower.

            (d) The Agent shall maintain at its address referred to in Section
9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, each other Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company, any other Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Each Lender may sell participations to one or more banks or other entities (other than the Company or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Company and the other Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Company, any other Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by any Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation and (vi) within 30 days of the effective date of such participation, such Lender shall provide notice of such participation to the Company.

            (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.06, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company or any Borrower furnished to such Lender by or on behalf of such Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to such Borrower received by it from such Lender.

            (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign or create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            SECTION 9.07. Designated Subsidiaries. (a) Designation. The Company may at any time, and from time to time, by delivery to the Agent of a Designation Letter duly executed by the Company and the respective Subsidiary and substantially in the form of Exhibit D hereto, designate such Subsidiary as a "Designated Subsidiary" for purposes of this Agreement and such Subsidiary shall thereupon become a "Designated Subsidiary" for purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder. The Agent shall promptly notify each Lender of each such designation by the Company and the identity of the respective Subsidiary.

            (b) Termination. Upon the payment and performance in full of all of the indebtedness, liabilities and obligations under this Agreement and the Notes of any Designated Subsidiary then, so long as at the time no Notice of Revolving Credit Borrowing or Notice of Competitive Bid Borrowing in respect of such Designated Subsidiary is outstanding, such Subsidiary's status as a "Designated Subsidiary" shall terminate upon notice to such effect from the Agent to the Lenders (which notice the Agent shall give promptly upon its receipt of a request therefor from the Company). Thereafter, the Lenders shall be under no further obligation to make any Advance hereunder to such Designated Subsidiary.

            SECTION 9.08. Confidentiality. Each of the Lenders and the Agent hereby agrees that it will use reasonable efforts (e.g., procedures substantially comparable to those applied by such Lender or the Agent in respect of non-public information as to the business of such Lender or the Agent) to keep confidential any financial reports and other information from time to time supplied to it by the Company hereunder to the extent that such information is not and does not become publicly available and which the Company indicates at the time is to be treated confidentially, provided, however, that nothing herein shall affect the disclosure of any such information (i) by the Agent to any Lender, (ii) to the extent required by law (including statute, rule, regulation or judicial process), (iii) to counsel for any Lender or the Agent or to their respective independent public accountants, (iv) to bank examiners and auditors and appropriate government examining authorities, (v) to the Agent or any other Lender, (vi) in connection with any litigation to which any Lender or the Agent is a party, (vii) to actual or prospective assignees and participants as contemplated by Section 9.06(f), (viii) to any Affiliate of the Agent or any Lender or to such Affiliate's officers, directors, employees, agents and advisors, provided that, prior to any such disclosure, such Affiliate or such Affiliate's officers, directors, employees, agents or advisors, as the case may be, shall agree to preserve the confidentiality of any confidential information relating to the Company received by it or (ix) any actual or prospective counterparty (or its advisors) to any securitization, swap or derivative transaction relating to the Borrowers, any Subsidiary of the Company, and the Obligations; a determination by a Lender or the Agent as to the application of the circumstances described in the foregoing clauses (i)-(viii) being conclusive if made in good faith; and each of the Lenders and the Agent agrees that it will follow procedures which are intended to put any transferee of such confidential information on notice that such information is confidential.

            SECTION 9.09. Mitigation of Yield Protection. Each Lender hereby agrees that, commencing as promptly as practicable after it becomes aware of the occurrence of any event giving rise to the operation of Section 2.11(a), 2.12 or
2.14 with respect to such Lender, such Lender will give notice thereof through the Agent to the respective Borrower. A Borrower may at any time, by notice through the Agent to any Lender, request that such Lender change its Applicable Lending Office as to any Advance or Type of Advance or that it specify a new Applicable Lending Office with respect to its Commitment and any Advance held by it or that it rebook any such Advance with a view to avoiding or mitigating the consequences of an occurrence such as described in the preceding sentence, and such Lender will use reasonable efforts to comply with such request unless, in the opinion of such Lender, such change or specification or rebooking is inadvisable or might have an adverse effect, economic or otherwise, upon it, including its reputation. In addition, each Lender agrees that, except for changes or specifications or rebookings required by law or effected pursuant to the preceding sentence, if the result of any change or change of specification of Applicable Lending Office or rebooking would, but for this sentence, be to impose additional costs or requirements upon the respective Borrower pursuant to Section 2.11(a), Section 2.12 or Section
2.14 (which would not be imposed absent such change or change of specification or rebooking) by reason of legal or regulatory requirements in effect at the time thereof and of which such Lender is aware at such time, then such costs or requirements shall not be imposed upon such Borrower but shall be borne by such Lender. All expenses incurred by any Bank in changing an Applicable Lending Office or specifying another Applicable Lending Office of such Lender or rebooking any Advance in response to a request from a Borrower shall be paid by such Borrower. Nothing in this Section 9.09 (including, without limitation, any failure by a Lender to give any notice contemplated in the first sentence hereof) shall limit, reduce or postpone any obligations of the respective Borrower under Section 2.11(a), Section 2.12 or Section 2.14, including any obligations payable in respect of any period prior to the date of any change or specification of a new Applicable Lending Office or any rebooking of any Advance.

            SECTION 9.10. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 9.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 9.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Designated Subsidiary hereby agrees that service of process in any such action or proceeding brought in the any such New York State court or in such federal court may be made upon CT Corporation System at its offices at 1633 Broadway, New York, New York 10019 (the "Process Agent") and each Designated Subsidiary hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each Borrower hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to such Borrower at its address specified pursuant to Section 9.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to serve legal process in any other manner permitted by law or to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction. To the extent that each Designated

Subsidiary has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Designated Subsidiary hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            SECTION 9.13. Substitution of Currency. If a change in any Foreign Currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement (including, without limitation, the definitions of Eurocurrency Rate and LIBO Rate) will be amended to the extent determined by the Agent (acting reasonably and in consultation with the Company) to be necessary to reflect the change in currency and to put the Lenders and the Borrowers in the same position, so far as possible, that they would have been in if no change in such Foreign Currency had occurred.

            SECTION 9.14. Final Agreement. This written agreement represents the full and final agreement between the parties with respect to the matters addressed herein and supercedes all prior communications, written or oral, with respect thereto. There are no unwritten agreements between the parties.

            SECTION 9.15. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Original Currency with the Other Currency at 9:00 A.M. (New York City time) on the first Business Day preceding that on which final judgment is given.

            (b) The obligation of each Borrower in respect of any sum due in the Original Currency from it to any Lender or the Agent hereunder or under the Revolving Credit Note or Revolving Credit Notes held by such Lender shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such Other Currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase Dollars with such Other Currency; if the amount of Dollars so purchased is less than the sum originally due to such Lender or the Agent (as the case may be) in the Original Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to any Lender or the Agent (as the case may be) in the Original Currency, such Lender or the Agent (as the case may be) agrees to remit to such Borrower such excess.

            SECTION 9.16. No Liability of the Issuing Banks. None of the Agent, the Lenders nor any Issuing Bank, nor any of their Affiliates, or the respective directors, officers, employees, agents and advisors of such Person or such Affiliate, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or any failure to honor a Letter of Credit where such Issuing Bank is, under applicable law, required to honor it. The parties hereto expressly agree that, as long as the Issuing Bank has not acted with gross negligence or willful misconduct, such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its reasonable discretion, either accept and make payment upon such documents without responsibility for further investigation or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

            SECTION 9.17. Patriot Act Notice. Each Lender hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies each borrower, guarantor or grantor (the "Loan Parties"), which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act.

            SECTION 9.18. Waiver of Jury Trial. Each Borrower, the Agent and each Lender hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                     HONEYWELL INTERNATIONAL INC.

                                                     By:      /s/ John J. Tus
                                                     Title:   Treasurer

                                                     CITICORP USA, INC., as Agent

                                                     By:      /s/ Judith Green
                                                     Title:   Vice President

LETTER OF CREDIT COMMITMENT
---------------------------

$66,666,667                                          CITIBANK, N.A.

                                                     By:      /s/ Judith Green
                                                     Title:   Vice President

$66,666,666                                          BANK OF AMERICA, N.A.

                                                     By:      John W. Pocalyko
                                                     Title:   Managing Director

$66,666,666                                          JPMORGAN CHASE BANK

                                                     By:      /s/ Stephanie Parker
                                                     Title:   Vice President

$200,000,000 TOTAL OF LETTER OF CREDIT COMMITMENTS

REVOLVING CREDIT COMMITMENT                          ARRANGER AND ADMINISTRATIVE AGENT
---------------------------                          ---------------------------------

$105,000,000.00                                      CITICORP USA, INC.

                                                     By:      /s/ Judith Green
                                                     Title:   Vice President

                                                     ARRANGER AND SYNDICATION AGENT
                                                     ------------------------------

$105,000,000.00                                      JPMORGAN CHASE BANK

                                                     By:      /s/ Stephanie Parker
                                                     Title:   Vice President

                                                     DOCUMENTATION AGENTS
                                                     --------------------

$75,000,000.00                                       BANK OF AMERICA, N.A.

                                                     By:      John W. Pocalyko
                                                     Title:   Managing Director

$75,000,000.00                                       BARCLAYS BANK PLC

                                                     By:      /s/ Nicholas A. Bell
                                                     Title:   Director

$75,000,000.00                                       DEUTSCHE BANK AG NEW YORK BRANCH

                                                     By:      /s/ Joel Makowsky
                                                     Title:   Director

                                                     By:      /s/ Oliver Riedinger
                                                     Title:   Vice President

$75,000,000.00                                       UBS LOAN FINANCE LLC

                                                     By:      /s/ Barbara Ezell-McMichael
                                                     Title:   Associate Director

                                                     By:      /s/ Winslowe Ogbourne
                                                     Title:   Associate Director

                                                     SENIOR MANAGING AGENTS
                                                     ----------------------

$50,000,000.00                                       ABN AMRO BANK N.V.

                                                     By:      /s/ Eric Oppenheimer
                                                     Title:   Director

                                                     By:      /s/ Alexander M. Blodi
                                                     Title:   Director

$50,000,000.00                                       BANK OF TOKYO-MITSUBISHI TRUST
                                                     COMPANY

                                                     By:      /s/ P. Shah
                                                     Title:   Vice President

$50,000,000.00                                       BNP PARIBAS

                                                     By:      /s/ Bruno Lavole
                                                     Title:   Managing Director

                                                     By:      /s/ Richard Pace
                                                     Title:   Managing Director

$50,000,000.00                                       THE ROYAL BANK OF SCOTLAND PLC

                                                     By:      /s/ Philippe Sandmeier
                                                     Title:   Senior Vice President

$50,000,000.00                                       WACHOVIA BANK, N.A.

                                                     By:      Robert G. McGill, Jr.
                                                     Title:   Director

                                                     MANAGING AGENTS
                                                     ---------------

$34,000,000.00                                       ING CAPITAL LLC

                                                     By:      /s/ Willem Pijpers
                                                     Title:   Managing Director

$34,000,000.00                                       THE NORTHERN TRUST COMPANY

                                                     By:      /s/ Ashish S. Bhagwat
                                                     Title:   Vice President

                                                     LENDERS
                                                     -------

$20,000,000.00                                       CREDIT INDUSTRIEL ET COMMERCIAL

                                                     By:      /s/ Eric Dulot
                                                     Title:   Vice President

$20,000,000.00                                       MIZUHO CORPORATE BANK, LTD.

                                                     By:      /s/ Bertram H. Tang
                                                     Title:   Senior Vice President & Team Leader

$20,000,000.00                                       ROYAL BANK OF CANADA

                                                     By:      /s/ Howard Lee
                                                     Title:   Authorized Signatory

$20,000,000.00                                       SUMITOMO MITSUI BANKING CORPORATION

                                                     By:      /s/ Edward McColly
                                                     Title:   Vice President and Department Head

$20,000,000.00                                       UNICREDITO ITALIANO S.p.A., NEW YORK BRANCH

                                                     By:      /s/ Christopher J. Eldin
                                                     Title:   First Vice President and Deputy Manager

                                                     By:      /s/ Saiyed A. Abbas
                                                     Title:   Vice President

$12,000,000.00                                       BANCO BILBAO VIZCAYA ARGENTARIA S.A.

                                                     By:      /s/ John Martin
                                                     Title:   Vice President

$12,000,000.00                                       SANTANDER CENTRAL HISPANO, S.A.,
                                                     NEW YORK BRANCH

                                                     By:      /s/ Luis Pastor
                                                     Title:   Vice President

                                                     By:      /s/ Dom Rodriguez
                                                     Title:   Vice President

$12,000,000.00                                       DANSKE BANK A/S, CAYMAN ISLANDS BRANCH

                                                     By:      /s/ Angelor J. Balestrieri
                                                     Title:   Vice President

                                                     By:      /s/ John A. O'Neill
                                                     Title:   Assistant General Manager

$12,000,000.00                                       SKANDINAVISKA ENSKILDA BANKEN
                                                     AB (PUBL)

                                                     By:      Michael Dicks
                                                     Title:   Authorized Signatory

                                                     By:      Martin Lindeberg
                                                     Title:   Authorized Signatory

$12,000,000.00                                       SOCIETE GENERALE

                                                     By:      /s/ Ambrish D. Thanawala
                                                     Title:   Director

$12,000,000.00                                       WESTPAC BANKING CORPORATION

                                                     By:      /s/ Robert Bosse
                                                     Title:   Vice President

$1,000,000,000    TOTAL OF COMMITMENTS

                                   SCHEDULE I
                           APPLICABLE LENDING OFFICES

-------------------------------------- --------------------------------------- ------------------------------------------

       NAME OF INITIAL LENDER          DOMESTIC LENDING OFFICE                 EURODOLLAR LENDING OFFICE
-------------------------------------- --------------------------------------- ------------------------------------------
ABN AMRO Bank N.V.                     208 South LaSalle Street                208 South LaSalle Street
                                       Suite 1500                              Suite 1500
                                       Chicago, IL 60604                       Chicago, IL 60604
                                       Attn: Credit Administration             Attn: Credit Administration
                                       Phone: (312) 992-51521                  Phone: (312) 992-51521
                                       Fax: (312) 992-5157                     Fax: (312) 992-5157
-------------------------------------- --------------------------------------- ------------------------------------------
Banco Bilbao Vizcaya Argentarie S.A.   1345 Avenue of the Americas             1345 Avenue of the Americas
                                       45th Floor                              45th Floor
                                       New York, NY 10105                      New York, NY 10105
                                       Attn: Miguel Lara                       Attn: Miguel Lara
                                       Phone: (212) 728-1664                   Phone: (212) 728-1664
                                       Fax: (212) 333-2904                     Fax: (212) 333-2904
-------------------------------------- --------------------------------------- ------------------------------------------
Bank of America, N.A.                  101 N. Tryon Street                     101 N. Tryon Street
                                       Charlotte, NC 28255                     Charlotte, NC 28255
                                       Attn: Carrie Cunder                     Attn: Carrie Cunder
                                       Phone: (704) 386-8382                   Phone: (704) 386-8382
                                       Fax: (704) 409-0064                     Fax: (704) 409-0064
-------------------------------------- --------------------------------------- ------------------------------------------
The Bank of Tokyo-Mitsubishi           1251 Avenue of the Americas             1251 Avenue of the Americas
                                       12th Floor                              12th Floor
                                       New York, NY 10020                      New York, NY 10020
                                       Attn: Rolando Uy                        Attn: Rolando Uy
                                       Phone: (201) 413-8570                   Phone: (201) 413-8570
                                       Fax: (201) 521-2304                     Fax: (201) 521-2304
-------------------------------------- --------------------------------------- ------------------------------------------
Barclays Bank PLC                      200 Park Avenue                         200 Park Avenue
                                       New York, NY  10163                     New York, NY  10163
                                       Attn:  Martin Duran                     Attn:  Martin Duran
                                       Phone:  (212) 412 6831                  Phone:  (212) 412 6831
                                       Fax:  (212) 412 5306                    Fax:  (212) 412 5306
-------------------------------------- --------------------------------------- ------------------------------------------
BNP Paribas                            499 Park Avenue                         499 Park Avenue
                                       New York, NY  10022                     New York, NY  10022
                                       Attn: Andree Mitton/Robin               Attn: Andree Mitton/Robin Jackson-Bogner
                                       Jackson-Bogner                          Phone:  (212) 415-9617/9616
                                       Phone:  (212) 415-9617/9616             Fax:  (212) 415-9606
                                       Fax:  (212) 415-9606
-------------------------------------- --------------------------------------- ------------------------------------------
Citicorp USA, Inc.                     388 Greenwich Street                    388 Greenwich Street
                                       New York, NY  10013                     New York, NY  10013
                                       Attn: Carolyn Sheridan                  Attn: Carolyn Sheridan
                                       Phone:  (212) 559-3245                  Phone:  (212) 559-3245
                                       Fax:  (212) 826-2371                    Fax:  (212) 826-2371
-------------------------------------- --------------------------------------- ------------------------------------------
Credit Industriel et Commercial        520 Madison Avenue                      520 Madison Avenue
                                       New York, NY  10022                     New York, NY  10022
                                       Attn:  Eric Dulot                       Attn:  Eric Dulot
                                       Phone:  (212) 715-4430                  Phone:  (212) 715-4430
-------------------------------------- --------------------------------------- ------------------------------------------

-------------------------------------- --------------------------------------- ------------------------------------------
Danske Bank A/S, Cayman Islands        299 Park Avenue, 14th Floor             299 Park Avenue, 14th Floor
Branch                                 New York, NY  10171                     New York, NY  10171
                                       Attn:  Loan Administration              Attn:  Loan Administration
                                       Phone:  (212) 984-8462                  Phone:  (212) 984-8462
                                       Fax:  (212) 984-9570                    Fax:  (212) 984-9570
-------------------------------------- --------------------------------------- ------------------------------------------
Deutsche Bank AG New York Branch       90 Hudson Street, Floor 1               90 Hudson Street, Floor 1
                                       Jersey City, NJ  07302                  Jersey City, NJ  07302
                                       Attn:  Joe Cusmai                       Attn:  Joe Cusmai
                                       Phone:  (201) 593-2202                  Phone:  (201) 593-2202
                                       Fax:  (201) 593-2313                    Fax:  (201) 593-2313
-------------------------------------- --------------------------------------- ------------------------------------------
ING Capital LLC                        1325 Avenue of the Americas             1325 Avenue of the Americas
                                       New York, NY  10019                     New York, NY  10019
                                       Attn:  Jason Gallea                     Attn:  Jason Gallea
                                       Phone:  (646) 424-7214                  Phone:  (646) 424-7214
                                       Fax:  (646) 424-7229                    Fax:  (646) 424-7229
-------------------------------------- --------------------------------------- ------------------------------------------
JPMorgan Chase Bank                    111 Fannin 10th Floor                   111 Fannin 10th Floor
                                       Houston, TX  77002                      Houston, TX  77002
                                       Attn: Autumn Mashue                     Attn: Autumn Mashue
                                       Phone: (713) 427-6199                   Phone: (713) 427-6199
                                       Fax: (713) 750-2932                     Fax: (713) 750-2932
-------------------------------------- --------------------------------------- ------------------------------------------
Mizuho Corporate Bank, Ltd.            1251 Avenue of the Americas             1251 Avenue of the Americas
                                       New York, NY  10020                     New York, NY  10020
                                       Phone:  (212) 282-3000                  Phone:  (212) 282-3000
                                       Fax:  (212) 282-4250                    Fax:  (212) 282-4250
-------------------------------------- --------------------------------------- ------------------------------------------
The Northern Trust Company             50 S. LaSalle Street                    50 S. LaSalle Street
                                       Chicago, IL 60675                       Chicago, IL 60675
                                       Attn: Linda Honda                       Attn: Linda Honda
                                       Phone: (312) 444-3532                   Phone: (312) 444-3532
                                       Fax: (312) 630-1566                     Fax: (312) 630-1566
-------------------------------------- --------------------------------------- ------------------------------------------
Royal Bank of Canada                   One Liberty Plaza, 3rd Floor            One Liberty Plaza, 3rd Floor
                                       New York, NY 10006                      New York, NY 10006
                                       Attn: Karim Amr                         Attn: Karim Amr
                                       Phone: (212) 428-6369                   Phone: (212) 428-6369
                                       Fax: (212) 428-2372                     Fax: (212) 428-2372

                                       with a copy to:                         with a copy to:

                                       Attn: N. Delph                          Attn: N. Delph
                                       Phone: (212) 428-6249                   Phone: (212) 428-6249
                                       Fax: (212) 428-2319                     Fax: (212) 428-2319
-------------------------------------- --------------------------------------- ------------------------------------------
The Royal Bank of Scotland plc         101 Park Avenue                         101 Park Avenue
                                       New York, NY  10178                     New York, NY  10178
                                       Attn:  Juanita Baird                    Attn:  Juanita Baird
                                       Phone:  (212) 401-1420                  Phone:  (212) 401-1420
                                       Fax:  (212) 401-1494                    Fax:  (212) 401-1494
-------------------------------------- --------------------------------------- ------------------------------------------
Santander Central Hispano, S.A., New   45 East 53rd Street                     45 East 53rd Street
York Branch                            New York, NY  10022                     New York, NY  10022
                                       Attn:  Ugla Castro                      Attn:  Ugla Castro
                                       Phone:  (212) 350-3677                  Phone:  (212) 350-3677
                                       Fax:  (212) 350-3647                    Fax:  (212) 350-3647
-------------------------------------- --------------------------------------- ------------------------------------------

-------------------------------------- --------------------------------------- ------------------------------------------
Skandinaviska Enskilda Banken AB       106 40 Stockholm                        106 40 Stockholm
Publ.                                  Sweden                                  Sweden
                                       Attn:  Foreign Credit Administration    Attn:  Foreign Credit Administration
                                       Phone:  (46) 8 763-3642                 Phone:  (46) 8 763-3642
                                       Fax:  (46) 8 611-0984                   Fax:  (46) 8 611-0984
-------------------------------------- --------------------------------------- ------------------------------------------
Societe Generale                       2001 Ross Avenue                        2001 Ross Avenue
                                       Suite 4800                              Suite 4800
                                       Dallas, TX  75201                       Dallas, TX  75201
                                       Attn:  Lori Murphy                      Attn:  Lori Murphy
                                       Phone:  (214) 979-2770                  Phone:  (214) 979-2770
                                       Fax:  (214) 754-0171                    Fax:  (214) 754-0171
-------------------------------------- --------------------------------------- ------------------------------------------
Sumitomo Mitsui Banking Corporation    277 Park Avenue                         277 Park Avenue
                                       New York, NY 10172                      New York, NY 10172
                                       Attn: Edward McColly                    Attn: Edward McColly
                                       Phone: (212) 224-4139                   Phone: (212) 224-4139
                                       Fax: (212) 224-4384                     Fax: (212) 224-4384
-------------------------------------- --------------------------------------- ------------------------------------------
UBS Loan Finance LLC                   677 Washington Blvd.                    677 Washington Blvd.
                                       6th Floor South                         6th Floor South
                                       Stamford, CT  05901                     Stamford, CT  05901
                                       Attn:  Christopher Aitkin               Attn:  Christopher Aitkin
                                       Phone:  (203) 719-3845                  Phone:  (203) 719-3845
                                       Fax:  (203) 719-3888                    Fax:  (203) 719-3888
-------------------------------------- --------------------------------------- ------------------------------------------
Unicredito Italiano                    375 Park Avenue                         375 Park Avenue
                                       New York, NY 10152                      New York, NY 10152
                                       Attn: Evangeline Blanco                 Attn: Evangeline Blanco
                                       Phone:  (212) 546-9615                  Phone:  (212) 546-9615
                                       Fax: (212) 546-9675                     Fax: (212) 546-9675
-------------------------------------- --------------------------------------- ------------------------------------------
Wachovia Bank, N.A.                    201 S. College Street                   201 S. College Street
                                       Charlotte, NC                           Charlotte, NC
                                       Attn:  Romonia Lester                   Attn:  Romonia Lester
                                       Phone:  (704) 383-5364                  Phone:  (704) 383-5364
                                       Fax:  (704) 715-0096                    Fax:  (704) 715-0096
-------------------------------------- --------------------------------------- ------------------------------------------
Westpac Banking Corporation            GMO Nightshift Operations               GMO Nightshift Operations
                                       255 Elizabeth St. 3rd Floor             255 Elizabeth St. 3rd Floor
                                       Sydney, NSW 2000                        Sydney, NSW 2000
                                       Australia                               Australia
                                       Attn:  Matt Healey                      Attn:  Matt Healey
                                       Phone:  011 612 9284-8241               Phone:  011 612 9284-8241
                                       Fax:   011 44 207 621 7608              Fax:   011 44 207 621 7608
-------------------------------------- --------------------------------------- ------------------------------------------

                                SCHEDULE 2.01(b)

                           EXISTING LETTERS OF CREDIT

                                      None

                                SCHEDULE 3.01(b)

                              DISCLOSED LITIGATION
                              --------------------

            While not giving an opinion as to whether any item is "reasonably likely to have a Material Adverse Effect," we hereby disclose the litigation matters as stated in our Form 10-Q for the quarter ended June 30, 2004, under the heading "Legal Proceedings," as follows.

            Shareowner Litigation -- Honeywell and three of its former officers are defendants in a class action lawsuit filed in the United States District Court for the District of New Jersey. Plaintiffs allege, among other things, that the defendants violated federal securities laws by purportedly making false and misleading statements and by failing to disclose material information concerning Honeywell's financial performance, thereby allegedly causing the value of Honeywell's stock to be artificially inflated. The Court has certified a class consisting of all purchasers of Honeywell stock between December 20, 1999 and June 19, 2000. On June 4, 2004 Honeywell and the lead plaintiffs agreed to a settlement of this matter which requires a payment to the class of $100 million. Honeywell's contribution to the settlement is $15 million, which amount had previously been fully reserved. Honeywell's insurance carriers will pay the remainder of the settlement. The settlement is subject to court approval and other contingencies. A court hearing on the terms of the settlement is scheduled for August 16, 2004. Although members of the class may opt out of the settlement, Honeywell believes that any such claims would be fully insured.

            ERISA Class Action Lawsuit -- Honeywell and several of its current and former officers and directors are defendants in a purported class action lawsuit filed in the United States District Court for the District of New Jersey. The complaint principally alleges that the defendants breached their fiduciary duties to participants in the Honeywell Savings and Ownership Plan (the "Savings Plan") by purportedly making false and misleading statements, failing to disclose material information concerning Honeywell's financial performance, and failing to diversify the Savings Plan's assets and monitor the prudence of Honeywell stock as a Savings Plan investment. In September 2003, Honeywell filed a motion to dismiss this matter.

            Although it is not possible at this time to predict the outcome of this matter, we believe that the allegations in this matter are without merit and we expect to prevail. An adverse litigation outcome could, however, be material to our consolidated financial position or results of operations. As a result of the uncertainty regarding the outcome of this matter, no provision has been made in our financial statements with respect to this contingent liability.

            Environmental Matters - We are subject to various federal, state and local government requirements relating to the protection of the environment. We believe that, as a general matter, our policies, practices and procedures are properly designed to prevent unreasonable risk of environmental damage and personal injury and that our handling, manufacture, use and disposal of hazardous or toxic substances are in accord with environmental and safety laws and regulations. However, mainly because of past operations and operations of predecessor companies, we, like other companies engaged in similar businesses, have incurred remedial response and voluntary cleanup costs for site contamination and are a party to lawsuits and claims associated with environmental and safety matters, including past production of products containing toxic substances. Additional lawsuits, claims and costs involving environmental matters are likely to continue to arise in the future.

            With respect to environmental matters involving site contamination, we continually conduct studies, individually at our owned sites, and jointly as a member of industry groups at non-owned sites, to determine the feasibility of various remedial techniques to address environmental matters. It is our policy to record appropriate liabilities for environmental matters when environmental assessments are made or remedial efforts or damage claim payments are probable and the costs can be reasonably estimated. With respect to site contamination, the timing of these accruals is generally no later than the completion of feasibility studies. We expect to fund expenditures for these matters from operating cash flow. The timing of cash expenditures depends on a number of factors, including the timing of litigation and settlements of personal injury and property damage claims, regulatory approval of cleanup projects, remedial techniques to be utilized and agreements with other parties.

            Although we do not currently possess sufficient information to reasonably estimate the amounts of liabilities to be recorded upon future completion of studies, litigation or settlements, and neither the timing nor the amount of the ultimate costs associated with environmental matters can be determined, they could be material to our consolidated results of operations or operating cash flows in the periods recognized or paid. However, considering our past experience and existing reserves, we do not expect that these environmental matters will have a material adverse effect on our consolidated financial position.

            In the matter entitled Interfaith Community Organization, et al. v. Honeywell International Inc., et al., the United States District Court for the District of New Jersey held in May 2003 that a predecessor Honeywell site located in Jersey City, New Jersey constituted an imminent and substantial endangerment and ordered Honeywell to conduct the excavation and transport for offsite disposal of approximately one million tons of chromium residue present at the site. Honeywell strongly disagrees with the Court's determinations and has appealed the Court's decision to the Third Circuit Court of Appeals. In October 2003, the District Court denied Honeywell's motion for a stay of certain aspects of its May 2003 order, and we have appealed the ruling to the Third Circuit. The site at issue is one of twenty-one sites located in Jersey City, New Jersey which are the subject of an Administrative Consent Order (ACO) entered into with the New Jersey Department of Environmental Protection (NJDEP) in 1993. Under the ACO, Honeywell agreed to study and remediate these sites in accordance with NJDEP's directions, provided that the total costs of such studies and remediation do not exceed $60 million. Honeywell has cooperated with the NJDEP under the ACO and believes that decisions regarding site cleanups should be made by the NJDEP under the ACO. We are confident that proceeding under the ACO will ensure a safe remediation and allow the property to be placed back into productive use much faster and at a cost significantly less than the remedies required by the Court's order. We have submitted a remedial action plan for the excavation and offsite disposal directed under the Court's order to the Special Master appointed by the Court, for which the estimated cost of implementing such plan would be approximately $316 million. At trial, plaintiff's expert testified that the excavation and offsite disposal cost might be $400 million. However, there are significant variables in the implementation of the Court's order and depending on the method of implementation chosen, the estimate could increase or decrease. Provisions have been made in our financial statements for remedial costs consistent with the ACO, additional costs which are likely to be incurred during the pendency of our appeal and a potential resolution of the principal issues in dispute related to such matter. Such provisions do not assume excavation and offsite removal of chromium. There are alternative outcomes and remedies beyond the scope of the ACO that could result from the remanding, reversal or replacement of the Court's decision and order. At this time, we can neither identify a probable alternative outcome nor reasonably estimate the cost of an alternative remedy. Although we expect the Court's decision and order to be remanded, reversed or replaced, should the remedies prescribed in the Court's decision and order ultimately be upheld, such outcome could have a material adverse impact on our consolidated results of operations or operating cash flows in the periods recognized or paid. We do not expect that this matter will have a material adverse effect on our consolidated financial position.

            In accordance with a 1992 consent decree with the State of New York, Honeywell is studying environmental conditions in and around Onondaga Lake (the
Lake) in Syracuse, New York. The purpose of the study is to identify, evaluate and propose remedial measures that can be taken to remedy historic industrial contamination in the Lake. A predecessor company to Honeywell operated a chemical plant which is alleged to have contributed mercury and other contaminants to the Lake. In May 2003, Honeywell submitted to the New York State Department of Environmental Conservation (DEC) a draft Feasibility Study for the Lake. In November 2003, the DEC issued formal comments on the Feasibility Study. Those comments included a request for further evaluation of remedies for the Lake. Pursuant to the consent decree, Honeywell submitted a revised Feasibility Study on May 3, 2004 (the May 2004 Feasibility Study). Provisions have been made in our financial statements based on the remedy proposed by Honeywell in the May 2004 Feasibility Study. On July 30, 2004, the DEC requested that Honeywell provide certain additional information regarding alternative remedial approaches, site modeling and other technical questions raised by DEC, and advised Honeywell that, upon receipt of such information, the May 2004 Feasibility Study would be sufficiently complete for DEC to prepare its proposed remedial action plan for the Lake. When DEC issues its proposed remedial action plan for the Lake, there will be a public comment period of at least sixty days during which time Honeywell can also submit comments. Should Honeywell be required to undertake a substantially more extensive remedy than that which we proposed in the May 2004 Feasibility Study, such outcome could have a material adverse impact on our consolidated results of operations and operating cash flows in the periods recognized or paid. However, we do not expect that this matter will have a material adverse effect on our consolidated financial position.

            Asbestos Matters -- Like many other industrial companies, Honeywell is a defendant in personal injury actions related to asbestos. We did not mine or produce asbestos, nor did we make or sell insulation products or other construction materials that have been identified as the primary cause of asbestos related disease in the vast majority of claimants. Products containing asbestos previously manufactured by Honeywell or by previously owned subsidiaries fall into two general categories; refractory products and friction products.

            Refractory Products -- Honeywell owned North American Refractories Company (NARCO) from 1979 to 1986. NARCO produced refractory products (high temperature bricks and cement) which were sold largely to the steel industry in the East and Midwest. Less than 2 percent of NARCO's products contained asbestos.

            When we sold the NARCO business in 1986, we agreed to indemnify NARCO with respect to personal injury claims for products that had been discontinued prior to the sale (as defined in the sale agreement). NARCO retained all liability for all other claims. NARCO had resolved approximately 176,000 claims through January 4, 2002, the date NARCO filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code, at an average cost per claim of two thousand two hundred dollars. Of those claims, 43 percent were dismissed on the ground that there was insufficient evidence that NARCO was responsible for the claimant's asbestos exposure. As of the date of NARCO's bankruptcy filing, there were approximately 116,000 remaining claims pending against NARCO, including approximately 7 percent in which Honeywell was also named as a defendant. Since 1983, Honeywell and our insurers have contributed to the defense and settlement costs associated with NARCO claims.

            As a result of the NARCO bankruptcy filing, all of the claims pending against NARCO are automatically stayed pending the reorganization of NARCO, except one claim which is not material as to which the stay was lifted in August 2003. Because the claims pending against Honeywell necessarily will impact the liabilities of NARCO, because the insurance policies held by Honeywell are essential to a successful NARCO reorganization, and because Honeywell has offered to commit the value of those policies to the reorganization, the bankruptcy court has temporarily enjoined any claims against Honeywell, current or future, related to NARCO. Although the stay has been extended twenty-nine times since January 4, 2002, there is no assurance that such stay will remain in effect. In connection with NARCO's bankruptcy filing, we paid NARCO's parent company $40 million and agreed to provide NARCO with up to $20 million in financing. We also agreed to pay $20 million to NARCO's parent company upon the filing of a plan of reorganization for NARCO acceptable to Honeywell, and to pay NARCO's parent company $40 million, and to forgive any outstanding NARCO indebtedness, upon the confirmation and consummation of such a plan.

            As a result of negotiations with counsel representing NARCO related asbestos claimants regarding settlement of all pending and potential NARCO related asbestos claims against Honeywell, we have reached definitive agreements with approximately 260,000 claimants, which represents in excess of 90 percent of the approximately 275,000 current claimants who are now expected to file a claim as part of the NARCO reorganization process. We are also in discussions with the NARCO Committee of Asbestos Creditors on Trust Distribution Procedures for NARCO. We believe that, as part of the NARCO plan of reorganization, a trust will be established pursuant to these Trust Distribution Procedures for the benefit of all asbestos claimants, current and future. If the trust is put in place and approved by the Court as fair and equitable, Honeywell as well as NARCO will be entitled to a permanent channeling injunction barring all present and future individual actions in state or federal courts and requiring all asbestos related claims based on exposure to NARCO products to be made against the federally-supervised trust. We expect the NARCO plan of reorganization and the NARCO trust to be approved by the Court in 2004. As part of its ongoing settlement negotiations, Honeywell has reached agreement in principle with the representative for future NARCO claimants to cap its annual contributions to the trust with respect to future claims at a level that would not have a material impact on Honeywell's operating cash flows. Given the substantial progress of negotiations between Honeywell and NARCO related asbestos claimants and between Honeywell and the Committee of Asbestos Creditors during the fourth quarter of 2002, Honeywell developed an estimated liability for settlement of pending and future asbestos claims and recorded a charge of $1.4 billion for NARCO related asbestos litigation charges, net of insurance recoveries. This charge consisted of the estimated liability to settle current asbestos related claims, the estimated liability related to future asbestos related claims through 2018 and obligations to NARCO's parent, net of insurance recoveries of $1.8 billion.

            The estimated liability for current claims is based on terms and conditions, including evidentiary requirements, in definitive agreements with in excess of 90 percent of current claimants. Settlement payments with respect to current claims are expected to be made through 2007.

            The liability for future claims estimates the probable value of future asbestos related bodily injury claims asserted against NARCO through 2018 and obligations to NARCO's parent as discussed above. The estimate is based upon the disease criteria and payment values contained in the NARCO Trust Distribution Procedures negotiated with the NARCO Committee of Asbestos Creditors and the NARCO future claimants representative. In light of the uncertainties inherent in making long-term projections we do not believe that we have a reasonable basis for estimating asbestos claims beyond 2018 under Statement of Financial Accounting Standards No. 5. Honeywell retained the expert services of Hamilton, Rabinovitz and Alschuler, Inc. (HR&A) to project the probable number and value, including trust claim handling costs, of asbestos related future liabilities based upon historical experience with similar trusts. The methodology used to estimate the liability for future claims has been commonly accepted by numerous courts and is the same methodology that is utilized by an expert who is routinely retained by the asbestos claimants committee in asbestos related bankruptcies. The valuation methodology includes an analysis of the population likely to have been exposed to asbestos containing products, epidemiological studies to estimate the number of people likely to develop asbestos related diseases, NARCO claims filing history, the pending inventory of NARCO asbestos related claims and payment rates expected to be established by the NARCO trust.

            Honeywell has approximately $1.4 billion in insurance limits remaining that reimburses it for portions of the costs incurred to settle NARCO related claims and court judgments as well as defense costs. This coverage is provided by a large number of insurance policies written by dozens of insurance companies in both the domestic insurance market and the London excess market. At June 30, 2004, a significant portion of this coverage is with insurance companies with whom we have agreements to pay full policy limits based on corresponding Honeywell claims costs. This includes agreements with a substantial majority of the London-based insurance companies entered into primarily in the first quarter of 2004. We conduct analyses to determine the amount of insurance that we estimate is probable that we will recover in relation to payment of current and projected future claims. While the substantial majority of our insurance carriers are solvent, some of our individual carriers are insolvent, which has been considered in our analysis of probable recoveries. In the second quarter of 2004, based on our ongoing evaluation of our ability to enforce our rights under the various insurance policies, we concluded that we had additional probable insurance recoveries of $47 million, net of solvency reserves, which has been reflected in insurance receivables. We made judgments concerning insurance coverage that we believe are reasonable and consistent with our historical dealings with our insurers, our knowledge of any pertinent solvency issues surrounding insurers and various judicial determinations relevant to our insurance programs.

            Projecting future events is subject to many uncertainties that could cause the NARCO related asbestos liabilities to be higher or lower than those projected and recorded. There is no assurance that a plan of reorganization will be proposed or confirmed, that insurance recoveries will be timely or whether there will be any NARCO related asbestos claims beyond 2018. Given the inherent uncertainty in predicting future events, we review our estimates periodically, and update them based on our experience and other relevant factors. Similarly we will reevaluate our projections concerning our probable insurance recoveries in light of any changes to the projected liability or other developments that may impact insurance recoveries.

            Friction Products -- Honeywell's Bendix Friction Materials (Bendix) business manufactured automotive brake pads that contained chrysotile asbestos in an encapsulated form. There is a group of existing and potential claimants consisting largely of individuals that allege to have performed brake replacements.

            From 1981 through June 30, 2004, we have resolved approximately 69,000 Bendix related asbestos claims including trials covering 120 plaintiffs, which resulted in 115 favorable verdicts. Trials covering five individuals resulted in adverse verdicts; however, two of these verdicts were reversed on appeal and the remaining three claims were settled.

            Through the second quarter of 2002, Honeywell had no out-of-pocket costs for Bendix related asbestos claims since its insurance deductible was satisfied many years ago. Beginning with claim payments made in the third quarter of 2002, Honeywell began advancing indemnity and defense claim costs. During the first six months of 2004, those indemnity and defense costs were approximately $72 million. During the years ended December 31, 2003 and 2002, those indemnity and defense costs amounted to approximately $112 and $70 million, respectively. Approximately 50 percent of these amounts are deemed probable to be reimbursed by insurance. During the year ended December 31, 2003 Honeywell collected $90 million in insurance reimbursements and settlements related to asbestos claims. See further discussion of insurance coverage below.

            The following tables present information regarding Bendix related asbestos claims activity:

                                                                                                  Years Ended
                                                                                                  December 31,
                                                                                                  ------------
Claims Activity                                                      Six Months Ended          2003          2002
---------------                                                       June 30, 2004            ----          ----
                                                                      -------------


Claims Unresolved at the beginning of period                             72,976               50,821        47,000
Claims Filed                                                              5,999               25,765        10,000
Claims Resolved                                                          (4,797)              (3,610)       (6,179)
                                                                         -------              -------       -------

Claims Unresolved at the end of period                                   74,178               72,976        50,821
                                                                         ======               ======        ======

                                                                                                  December 31,
                                                                                                  ------------

Disease Distribution of Unresolved Claims                             June 30, 2004            2003          2002
-----------------------------------------                             -------------            ----          ----
Mesothelioma and Other Cancer Claims                                      3,731                3,277         3,810

Other Claims                                                              70,447              69,699        47,011
                                                                          ------              ------        ------

         Total Claims                                                     74,178              72,976        50,821
                                                                          ======              ======        ======

            Approximately 30 percent of the 74,000 pending claims at June 30, 2004 are on the inactive, deferred, or similar dockets established in some jurisdictions for claimants who allege minimal or no impairment. The approximately 74,000 pending claims also include claims filed in jurisdictions such as Texas, Virginia and Mississippi that allow for consolidated filings. In these jurisdictions, plaintiffs are permitted to file complaints against a pre-determined master list of defendants, regardless of whether they have claims against each individual defendant. Many of these plaintiffs may not actually have claims against Honeywell. Based on state rules and prior experience in these jurisdictions, we anticipate that many of these claims will ultimately be dismissed. During 2003, Honeywell was served with numerous complaints filed in Mississippi in advance of the January 1, 2003 effective date for tort reform in that state. Also during 2003, Honeywell experienced an increase in nonmalignancy filings that we believe were in response to the possibility of federal legislation. Based on prior experience, we anticipate that many of these claims will be placed on deferred, inactive or similar dockets or be dismissed. Honeywell has experienced average resolution values excluding legal costs for malignant claims of approximately ninety five thousand and one hundred sixty six thousand dollars in 2003 and 2002, respectively. Honeywell has experienced average resolution values excluding legal costs for nonmalignant claims of approximately three thousand five hundred and one thousand three hundred dollars in 2003 and 2002, respectively. It is not possible to predict whether resolution values for Bendix related asbestos claims will increase, decrease or stabilize in the future.

            We have accrued for the estimated cost of pending asbestos related claims. The estimate is based on the number of pending claims at June 30, 2004, disease classifications, expected settlement values and historic dismissal rates. Honeywell retained the expert services of HR&A (see discussion of HR&A under Refractory products above) to assist in developing the estimated expected settlement values and historic dismissal rates. We cannot reasonably estimate losses which could arise from future Bendix related asbestos claims because we cannot predict how many additional claims may be brought against us, the allegations in such claims or their probable outcomes and resulting settlement values in the tort system.

            Honeywell presently has approximately $1.9 billion of insurance coverage remaining with respect to pending Bendix related asbestos claims as well as claims which may be filed against us in the future. This coverage is provided by a large number of insurance policies written by dozens of insurance companies in both the domestic insurance market and the London excess market. Although Honeywell has approximately $1.9 billion in insurance, there are gaps in our coverage due to insurance company insolvencies, a comprehensive policy buy-back settlement with Equitas in 2003 and certain uninsured periods. We analyzed the amount of insurance that we estimate is probable that we will recover in relation to payment of asbestos related claims and determined that approximately 50 percent of expenditures for such claims are recoverable by insurance. While the substantial majority of our insurance carriers are solvent, some of our individual carriers are insolvent, which has been considered in our analysis of probable recoveries. We made judgments concerning insurance coverage that we believe are reasonable and consistent with our historical dealings with our insurers, our knowledge of any pertinent solvency issues surrounding insurers and various judicial determinations relevant to our insurance programs. Based on our analysis, at June 30, 2004 we had amounts receivable from our insurers of approximately $300 million representing probable reimbursements associated with our liability for pending claims as well as amounts due to us for previously settled and paid claims related to the estimated liabilities for pending claims.

            Honeywell believes it has sufficient insurance coverage and reserves to cover all pending Bendix related asbestos claims. Although it is impossible to predict the outcome of pending claims or to reasonably estimate losses which could arise from future Bendix related asbestos claims, we do not believe that such claims would have a material adverse effect on our consolidated financial position in light of our insurance coverage and our prior experience in resolving such claims. If the rate and types of claims filed, the average indemnity cost of such claims and the period of time over which claim settlements are paid (collectively, the "Variable Claims Factors") do not substantially change, Honeywell would not expect future Bendix related asbestos claims to have a material adverse effect on our results of operations or operating cash flows in any fiscal year. No assurances can be given, however, that the Variable Claims Factors will not substantially change.

            Refractory and Friction Products -- NARCO and Bendix asbestos related balances are included in the following balance sheet accounts:

                                                                              June 30,             December 31,
                                                                                2004                   2003
                                                                                ----                   ----
Other current assets                                                            $ 145                  $ 130
Insurance recoveries for asbestos related liabilities                           1,401                  1,317
                                                                                -----                  -----

                                                                               $1,546                 $1,447
                                                                               ======                 ======

Accrued liabilities                                                             $ 756                  $ 730
                                                                                -----                  -----
Asbestos related liabilities                                                    2,096                  2,279
                                                                                -----                  -----

                                                                               $2,852                 $3,009
                                                                               ======                 ======

            During the first six months of 2004, we paid $323 million in indemnity and defense costs related to NARCO and Bendix claims. Additionally, we recognized a charge of $9 million for Bendix related asbestos claims filed and defense costs incurred during the second quarter of 2004 including an update of expected resolution values with respect to claims pending as of June 30, 2004. The charge is net of probable Bendix related insurance recoveries and an additional $47 million of NARCO insurance deemed probable of recovery.

            We are monitoring proposals for federal asbestos legislation pending in the United States Congress. Due to the uncertainty surrounding the proposed legislation, it is not possible at this point in time to determine what impact such legislation would have on the NARCO bankruptcy strategy or our asbestos liabilities and related insurance recoveries.

                              EXHIBIT A-1 - FORM OF
                                REVOLVING CREDIT
                                 PROMISSORY NOTE

                                                   Dated:  _______________, 200_

            FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a _________________________ corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the aggregate principal amount of the Revolving Credit Advances made by the Lender to the Borrower pursuant to the Five Year Credit Agreement dated as of October 22, 2004 among Honeywell International Inc., the Lender and certain other lenders parties thereto, and Citicorp USA, Inc., as Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on such date.

            The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

            Both principal and interest in respect of each Revolving Credit Advance (i) in Dollars are payable in lawful money of the United States of America to Citicorp USA, Inc., as Agent, at 388 Greenwich Street, New York, New York, 10013, in same day funds and (ii) in any Major Currency are payable in such currency at the applicable Payment Office in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

            This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned or the Equivalent thereof in one or more Major Currencies, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, (ii) contains provisions for determining the Dollar Equivalent of Revolving Credit Advances denominated in Major Currencies and
(iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

            The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

            This promissory note shall be governed by, and construed in accordance with the laws of the State of New York.

                                                    [NAME OF BORROWER]

                                                    By
                                                      ------------------------
                                                       Name:
                                                       Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

----------------- ------------------ --------------------------- -------------- ----------------- ----------------- ----------------
      Date             Type of               Amount of           Interest Rate     Amount of      Unpaid Principal     Notation
                       Advance               Advance in                          Principal Paid       Balance           Made By
                                         Relevant Currency                         or Prepaid
----------------- ------------------ --------------------------- -------------- ----------------- ----------------- ----------------

----------------- ------------------ --------------------------- -------------- ----------------- ----------------- ----------------

----------------- ------------------ --------------------------- -------------- ----------------- ----------------- ----------------

----------------- ------------------ --------------------------- -------------- ----------------- ----------------- ----------------

----------------- ------------------ --------------------------- -------------- ----------------- ----------------- ----------------

----------------- ------------------ --------------------------- -------------- ----------------- ----------------- ----------------

----------------- ------------------ --------------------------- -------------- ----------------- ----------------- ----------------

----------------- ------------------ --------------------------- -------------- ----------------- ----------------- ----------------

----------------- ------------------ --------------------------- -------------- ----------------- ----------------- ----------------

----------------- ------------------ --------------------------- -------------- ----------------- ----------------- ----------------

----------------- ------------------ --------------------------- -------------- ----------------- ----------------- ----------------

----------------- ------------------ --------------------------- -------------- ----------------- ----------------- ----------------

----------------- ------------------ --------------------------- -------------- ----------------- ----------------- ----------------

----------------- ------------------ --------------------------- -------------- ----------------- ----------------- ----------------

----------------- ------------------ --------------------------- -------------- ----------------- ----------------- ----------------

----------------- ------------------ --------------------------- -------------- ----------------- ----------------- ----------------

----------------- ------------------ --------------------------- -------------- ----------------- ----------------- ----------------

----------------- ------------------ --------------------------- -------------- ----------------- ----------------- ----------------

----------------- ------------------ --------------------------- -------------- ----------------- ----------------- ----------------

----------------- ------------------ --------------------------- -------------- ----------------- ----------------- ----------------

----------------- ------------------ --------------------------- -------------- ----------------- ----------------- ----------------

----------------- ------------------ --------------------------- -------------- ----------------- ----------------- ----------------

----------------- ------------------ --------------------------- -------------- ----------------- ----------------- ----------------

                              EXHIBIT A-2 - FORM OF
                                 COMPETITIVE BID
                                 PROMISSORY NOTE

                                                   Dated:  _______________, 200_

            FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a _________________________ corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Five Year Credit Agreement dated as of October 22, 2004 among Honeywell International Inc., the Lender and certain other lenders parties thereto, and Citicorp USA, Inc., as Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined)), on _______________, the principal amount of [U.S.$_______________] [for a
Competitive Bid Advance in a Foreign Currency, list currency and amount of such Advance].

            The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

            Interest Rate: [____% per annum (calculated on the basis of a year of _____ days for the actual number of days elapsed)].

            Interest Payment Date or Dates: ______________

            Both principal and interest are payable in lawful money of ________________ to Citicorp USA, Inc., as Agent, for the account of the Lender at the office of __________________, at __________________ in same day funds.

            This Promissory Note is one of the Competitive Bid Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

            The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

            This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                      [NAME OF BORROWER]

                                                      By
                                                        ------------------------
                                                         Name:
                                                         Title:

                         EXHIBIT B-1 - FORM OF NOTICE OF
                           REVOLVING CREDIT BORROWING

Citicorp USA, Inc., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  Two Penns Way
  New Castle, Delaware  19720                                             [Date]

Attention:  Bank Loan Syndication

Ladies and Gentlemen:

            The undersigned, [Name of Borrower], refers to the Five Year Credit Agreement, dated as of October 22, 2004 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, and Citicorp USA, Inc., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the "Proposed Revolving Credit Borrowing") as required by Section 2.02(a) of the Credit Agreement:

            (i) The Business Day of the Proposed Revolving Credit Borrowing is
      _______________.

            (ii) The Type of Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurocurrency Rate Advances].

            (iii) The aggregate amount of the Proposed Revolving Credit Borrowing is [$_______________] [for a Revolving Credit Borrowing in a Major Currency, list currency and amount of Revolving Credit Borrowing].

            [(iv) The initial Interest Period for each Eurocurrency Rate Advance made as part of the Proposed Revolving Credit Borrowing is _____ month[s].]

            The undersigned hereby certifies that the conditions precedent to this Revolving Credit Borrowing set forth in Section 3.04 of the Credit Agreement have been satisfied and the applicable statements contained therein are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing.

                                                      Very truly yours,

                                                      [NAME OF BORROWER]

                                                      By
                                                        ------------------------
                                                         Name:
                                                         Title:

                         EXHIBIT B-2 - FORM OF NOTICE OF
                            COMPETITIVE BID BORROWING

Citicorp USA, Inc., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  Two Penns Way
  New Castle, Delaware  19720                                             [Date]

Attention:  Bank Loan Syndication

Ladies and Gentlemen:

            The undersigned, [Name of Borrower], refers to the Five Year Credit Agreement, dated as of October 22, 2004 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among Honeywell International Inc., certain Lenders parties thereto and Citicorp USA, Inc., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the "Proposed Competitive Bid Borrowing") is requested to be made:

            (A)      Date of Competitive Bid Borrowing                    __________________

            (B)      Aggregate Amount of Competitive Bid Borrowing        __________________

            (C)      [Maturity Date] [Interest Period]                    __________________

            (D)      Interest Rate Basis                                  __________________

            (E)      Day Count Convention                                 __________________

            (F)      Interest Payment Date(s)                             __________________

            (G)      [Currency]                                           __________________

            (H)      Borrower's Account Location                          __________________

            (I)      ___________________                                  __________________

            The undersigned hereby certifies that the conditions precedent to this Competitive Bid Borrowing set forth in Section 3.05 of the Credit Agreement have been satisfied and the applicable statements contained therein are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing.

                  The undersigned hereby confirms that the Proposed Competitive Bid Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Credit Agreement.

                                                      Very truly yours,

                                                      [NAME OF BORROWER]

                                                      By
                                                        ------------------------
                                                         Name:
                                                         Title:

                               EXHIBIT C - FORM OF
                            ASSIGNMENT AND ACCEPTANCE

                                                            Dated: _____________

            Reference is made to the Five Year Credit Agreement dated as of October 22, 2004 (as amended or modified from time to time, the "Credit Agreement") among Honeywell International Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement), and Citicorp USA, Inc., as agent (the "Agent") for the Lenders. Terms defined in the Credit Agreement are used herein with the same meaning.

            ____________ (the "Assignor") and ____________ (the "Assignee")
agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Competitive Bid Advances and Competitive Bid Notes) equal to the percentage interest specified on Schedule 1 hereto of the outstanding rights and obligations under the Credit Agreement (including, in the case of an assignment of any Revolving Credit Commitment, participations in Letters of Credit held by the Assignor on the date hereof) set forth on Schedule 1 hereto. After giving effect to such sale and assignment, the Assignee's Revolving Credit Commitment and Letter of Credit Commitment and the amount of the Revolving Credit Advances in each relevant currency owing to the Assignee will be as set forth on Schedule 1 hereto.

            2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by such Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; [and (iv) attaches the Revolving Credit Note held by the Assignor and requests that the Agent obtain from the Borrower a new Revolving Credit Note payable to the order of the Assignee with respect to the aggregate principal amount of the Revolving Credit Advances assumed by such Assignee pursuant hereto, substantially in the form of Exhibit A-1 to the Credit Agreement].

            3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01(e) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.14 of the Credit Agreement.

            4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1 hereto.

            5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement, provided, however, that the Assignor's rights under Sections 2.11, 2.14 and 9.04 of the Credit Agreement, and its obligations under Section 8.05 of the Credit Agreement, shall survive the assignment pursuant to this Assignment and Acceptance as to matters occurring prior to the Effective Date.

            6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Revolving Credit Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and any Revolving Credit Notes for periods prior to the Effective Date directly between themselves.

            7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

            8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

            IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                            Assignment and Acceptance

                                                                                             Dated:  ______________
Section 1.

                  Percentage interest assigned:                                               _____%

                  Assignee's Revolving Credit Commitment:                                        $_____________

                  Assignee's Letter of Credit Commitment:                                        $_____________

Section 2.

(a)      Assigned Advances

                  Aggregate outstanding principal amount of Revolving Credit

                  Advances in Dollars assigned:                                                  $_____________

                  Aggregate outstanding principal amount of Revolving Credit
                  Advances in lawful currency of the United Kingdom of Great
                  Britain and Northern Ireland assigned:                                         'L'___________

                  Aggregate outstanding principal amount of Revolving Credit
                  Advances in lawful currency of Japan assigned:                                 'Y'___________

                  Aggregate outstanding principal amount of Revolving Credit
                  Advances in Euros assigned:                                                    'E'___________

(b)      Retained Advances

                  Aggregate outstanding principal amount of Revolving Credit
                  Advances in Dollars retained:                                                  $_____________

                  Aggregate outstanding principal amount of Revolving Credit
                  Advances in lawful currency of the United Kingdom of Great
                  Britain and Northern Ireland retained:                                         'L'___________

                  Aggregate outstanding principal amount of Revolving Credit
                  Advances in lawful currency of Japan retained:                                 'Y'___________

                  Aggregate outstanding principal amount of Revolving Credit
                  Advances in Euros retained:                                                    'E'___________

                  Effective Date(1):  _______________

                                             [NAME OF ASSIGNOR], as Assignor

                                             By_____________________________
                                                Title:

                                             Dated:_________________________

                                             [NAME OF ASSIGNEE], as Assignee

                                             By_____________________________
                                                Title:

                                             Dated:_________________________

                                             Domestic Lending Office:
                                                 [Address]

                                             Eurocurrency Lending Office:
                                                 [Address]

Consented to this __________ day
of _______________

[NAME OF BORROWER]

By__________________________________________]
Name:
Title:

------------------------
(1) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

                     EXHIBIT D - FORM OF DESIGNATION LETTER

                                                                          [DATE]

To each of the Lenders
  parties to the
  Credit Agreement (as defined
  below) and to Citicorp USA, Inc.,
  as Agent for such Lenders

Ladies and Gentlemen:

            Reference is made to the Five Year Credit Agreement dated as of October 22, 2004 among Honeywell International Inc. (the "Company"), the Lenders named therein, and Citicorp USA, Inc., as Agent for said Lenders (the "Credit Agreement"). For convenience of reference, terms used herein and defined in the Credit Agreement shall have the respective meanings ascribed to such terms in the Credit Agreement.

            Please be advised that the Company hereby designates its undersigned Subsidiary, ____________ ("Designated Subsidiary"), as a "Designated Subsidiary" under and for all purposes of the Credit Agreement.

            The Designated Subsidiary, in consideration of each Lender's agreement to extend credit to it under and on the terms and conditions set forth in the Credit Agreement, does hereby assume each of the obligations imposed upon a "Designated Subsidiary" and a "Borrower" under the Credit Agreement and agrees to be bound by the terms and conditions of the Credit Agreement. In furtherance of the foregoing, the Designated Subsidiary hereby represents and warrants to each Lenders as follows:

            1. The Designated Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of __________________ and is duly qualified to transact business in all jurisdictions in which such qualification is required.

            2. The execution, delivery and performance by the Designated Subsidiary of this Designation Letter, the Credit Agreement, its Notes and the consummation of the transactions contemplated thereby, are within the Designated Subsidiary's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not cause or constitute a violation of any provision of law or regulation or any provision of the charter or by-laws of the Designated Subsidiary or result in the breach of, or constitute a default or require any consent under, or result in the creation of any lien, charge or encumbrance upon any of the properties, revenues, or assets of the Designated Subsidiary pursuant to, any indenture or other agreement or instrument to which the Designated Subsidiary is a party or by which the Designated Subsidiary or its property may be bound or affected.

            3. This Designation Agreement and each of the Notes of the Designated Subsidiary, when delivered, will have been duly executed and delivered, and this

      Designation Letter, the Credit Agreement and each of the Notes of the Designated Subsidiary, when delivered, will constitute a legal, valid and binding obligation of the Designated Subsidiary enforceable against the Designated Subsidiary in accordance with their respective terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

            4. There is no action, suit, investigation, litigation or proceeding including, without limitation, any Environmental Action, pending or to the knowledge of the Designated Subsidiary Threatened affecting the Designated Subsidiary before any court, governmental agency or arbitration that (i) is reasonably likely to have a Material Adverse Effect, or (ii) purports to effect the legality, validity or enforceability of this Designation Letter, the Credit Agreement, any Note of the Designated Subsidiary or the consummation of the transactions contemplated thereby.

            5. No authorizations, consents, approvals, licenses, filings or registrations by or with any governmental authority or administrative body are required in connection with the execution, delivery or performance by the Designated Subsidiary of this Designation Letter, the Credit Agreement or the Notes of the Designated Subsidiary except for such authorizations, consents, approvals, licenses, filings or registrations as have heretofore been made, obtained or effected and are in full force and effect.

            6. The Designated Subsidiary is not, and immediately after the application by the Designated Subsidiary of the proceeds of each Advance will not be, (a) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                                    Very truly yours,

                                                    HONEYWELL INTERNATIONAL INC.

                                                    By _________________________
                                                        Name:
                                                        Title:

                                                    [THE DESIGNATED SUBSIDIARY]

                                                    By__________________________
                                                        Name:
                                                        Title:

                 EXHIBIT E - FORM OF ACCEPTANCE BY PROCESS AGENT
                          [Letterhead of Process Agent]

                                                                          [Date]

To each of the Lenders parties
to the Credit
Agreement (as defined
below) and to Citicorp USA, Inc.,
as Agent for said Lenders

                         [Name of Designated Subsidiary]
                         -------------------------------

Ladies and Gentlemen:

            Reference is made to (i) that certain Five Year Credit Agreement dated as of October 22, 2004 among Honeywell International Inc., the Lenders named therein, and Citicorp USA, Inc., as Agent (such Credit Agreement as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement"; the terms defined therein being used herein as therein defined), and (ii) to the Designation Letter, dated _________, pursuant to which __________ has become a Borrower.

            Pursuant to Section 9.12 of the Credit Agreement to which __________ has become subject pursuant to its Designation Letter, __________ has appointed the undersigned (with an office on the date hereof at 1633 Broadway, New York, New York 10019, United States) as Process Agent to receive on behalf of ______________ and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any New York State or Federal court sitting in New York City arising out of or relating to the Credit Agreement.

            The undersigned hereby accepts such appointment as Process Agent and agrees with each of you that (i) the undersigned will not terminate or abandon the undersigned agency as such Process Agent without at least six months prior notice to the Agent (and hereby acknowledges that the undersigned has been retained for its services as Process Agent through __________ __, 2009), (ii) the undersigned will maintain an office in New York City through such date and will give the Agent prompt notice of any change of address of the undersigned,
(iii) the undersigned will perform its duties as Process Agent to receive on behalf of ______________ and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any New York State or Federal court sitting in New York City arising out of or relating to the Credit Agreement and (iv) the undersigned will forward forthwith to ______________ at its address at ________________ or, if different, its then current address, copies of any summons, complaint and other process which the undersigned receives in connection with its appointment as Process Agent.

            This acceptance and agreement shall be binding upon the undersigned and all successors of the undersigned.

                                                         Very truly yours,

                                                         [PROCESS AGENT]

                                                         By_____________________

                           EXHIBIT F - FORM OF OPINION
                               OF GAIL E. LEHMAN,
                    ASSISTANT GENERAL COUNSEL FOR THE COMPANY

                                                             __________ __, 2004

To each of the Lenders parties
   to the Credit Agreement
   (as defined below),
   and to Citicorp USA, Inc.,
   as Agent for said Lenders

                          Honeywell International Inc.
                          ----------------------------

Ladies and Gentlemen:

            This opinion is furnished to you pursuant to Section 3.01(e)(iv) of the Five Year Credit Agreement dated as of October 22, 2004 among Honeywell International Inc. (the "Company"), the Lenders parties thereto, and Citicorp USA, Inc., as Agent for said Lenders (the "Credit Agreement"). Terms defined in the Credit Agreement are, unless otherwise defined herein, used herein as therein defined.

            I have acted as counsel for the Company in connection with the preparation, execution and delivery of the Credit Agreement.

            In that connection I have examined:

            (1) The Credit Agreement.

            (2) The documents furnished by the Company pursuant to Article III of the Credit Agreement, including the Certificate of Incorporation of the Company and all amendments thereto (the "Charter") and the By-laws of the Company and all amendments thereto (the "By-laws").

            (3) A certificate of the Secretary of State of the State of Delaware, dated ____________, 2004, attesting to the continued corporate existence and good standing of the Company in that State.

I have also examined the originals, or copies certified to my satisfaction, of such corporate records of the Company (including resolutions adopted by the Board of Directors of the Company), certificates of public officials and of officers of the Company, and agreements, instruments and documents, as I have deemed necessary as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of the Company or its officers or of public officials. I have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Initial Lenders and the Agent.

            I am qualified to practice law in the State of New York, and I do not purport to be expert in, or to express any opinion herein concerning, any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

            Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

            1. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (c) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

            2. The execution, delivery and performance by the Company of the Credit Agreement and the Notes of the Company, and the consummation of the transactions contemplated thereby, are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Charter or the By-laws or (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or any material order, writ, judgment, decree, determination or award or (iii) conflict with or result in the breach of, or constitute a default under, any material indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or any similar document. The Credit Agreement and the Notes of the Company have been duly executed and delivered on behalf of the Company.

            3. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, administrative agency or regulatory body, or any third party is required for the due execution, delivery and performance by the Company of the Credit Agreement or the Notes of the Company, or for the consummation of the transactions contemplated thereby.

            4. The Credit Agreement is, and each Note of the Company when delivered under the Credit Agreement will be, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors' rights generally or by the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that I express no opinion as to (i) the subject matter jurisdiction of the District Courts of the United States of America to adjudicate any controversy relating to the Credit Agreement or the Notes of the Company or (ii) the effect of the law of any jurisdiction (other than the State of New York) wherein any Lender or Applicable Lending Office may be located or wherein enforcement of the Credit Agreement or the Notes of the Company may be sought which limits rates of interest which may be charged or collected by such Lender.

            5. There is no action, suit, investigation, litigation or proceeding against the Company or any of its Subsidiaries before any court, governmental agency or arbitrator now pending or, to the best of my knowledge, Threatened that is reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or that purports to affect the legality, validity or enforceability of the Credit Agreement or any Note of the Company or the consummation of the transactions contemplated thereby, and there has been no adverse change in the status, or financial effect on the Company or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(b) of the Credit Agreement.

            6. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            7. The Company is not a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            In connection with the opinions expressed by me above in paragraph 4, I wish to point out that (i) provisions of the Credit Agreement that permit the Agent or any Lender to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis and in good faith, (ii) that a party to whom an advance is owed may, under certain circumstances, be called upon to prove the outstanding amount of the Advances evidenced thereby and (iii) the rights of the Agent and the Lenders provided for in Section 9.04(b) of the Credit Agreement may be limited in certain circumstances.

                                                        Very truly yours,

                     EXHIBIT G - FORM OF OPINION OF COUNSEL
                           TO A DESIGNATED SUBSIDIARY

                                                              ____________, 20__

To each of the Lenders parties
   to the Credit Agreement
   (as defined below),
   and to Citicorp USA, Inc., as Agent
   for said Lenders

Ladies and Gentlemen:

            In my capacity as counsel to _____________________ ("Designated Subsidiary"), I have reviewed that certain Five Year Credit Agreement dated as of October 22, 2004 among Honeywell International Inc., the Lenders named therein, and Citicorp USA, Inc., as Agent for such Lenders (the "Credit Agreement"). In connection therewith, I have also examined the following documents:

            (i) The Designation Letter (as defined in the Credit Agreement) executed by the Designated Subsidiary.

            [such other documents as counsel may wish to refer to]

            I have also reviewed such matters of law and examined the original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as I have considered relevant hereto.

            Except as expressly specified herein all terms used herein and defined in the Credit Agreement shall have the respective meanings ascribed to them in the Credit Agreement.

            Based upon the foregoing, I am of the opinion that:

            1. The Designated Subsidiary (a) is a corporation duly incorporated, validly existing and in good standing under the laws of _________________________, (b) is duly qualified in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (c) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

            2. The execution, delivery and performance by the Designated Subsidiary of its Designation Letter, the Credit Agreement and its Notes, and the consummation of the transactions contemplated thereby, are within the Designated Subsidiary's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not cause or constitute a violation of any provision of law or regulation or any material order, writ, judgment, decree, determination or award or any provision of the charter or by-laws or other constituent documents of the Designated Subsidiary or result in the breach of, or constitute a default or require any consent under, or result in the creation of any lien, charge or encumbrance upon any of the properties, revenues, or assets of the Designated Subsidiary pursuant to, any material indenture or other agreement or instrument to which the Designated Subsidiary is a party or by which the Designated Subsidiary or its property may be bound or affected. The Designation Letter and each Note of the Designated Subsidiary has been duly executed and delivered on behalf of the Designated Subsidiary.

            3. The Credit Agreement and the Designation Letter of the Designated Subsidiary are, and each Note of the Designated Subsidiary when delivered under the Credit Agreement will be, the legal, valid and binding obligation of the Designated Subsidiary enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors' rights generally or by the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that I express no opinion as to (i) the subject matter jurisdiction of the District Courts of the United States of America to adjudicate any controversy relating to the Credit Agreement, the Designation Letter of the Designated Subsidiary or the Notes of the Designated Subsidiary or (ii) the effect of the law of any jurisdiction (other than the State of New York) wherein any Lender or Applicable Lending Office may be located or wherein enforcement of the Credit Agreement, the Designation Letter of the Designated Subsidiary or the Notes of the Designated Subsidiary may be sought which limits rates of interest which may be charged or collected by such Lender.

            4. There is no action, suit, investigation, litigation or proceeding at law or in equity before any court, governmental agency or arbitration now pending or, to the best of my knowledge and belief, Threatened against the Designated Subsidiary that is reasonably likely to have a Material Adverse Effect or that purports to affect the legality, validity or enforceability of the Designation Letter of the Designated Subsidiary, the Credit Agreement or any Note of the Designated Subsidiary or the consummation of the transactions contemplated thereby.

            5. No authorizations, consents, approvals, licenses, filings or registrations by or with any governmental authority or administrative body are required for the due execution, delivery and performance by the Designated Subsidiary of its Designation Letter, the Credit Agreement or the Notes of the Designated Subsidiary except for such authorizations, consents, approvals, licenses, filings or registrations as have heretofore been made, obtained or affected and are in full force and effect.

            6. The Designated Subsidiary is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            7. The Designated Subsidiary is not a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            In connection with the opinions expressed by me above in paragraph 3, I wish to point out that (i) provisions of the Credit Agreement which permit the Agent or any Lender to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis and in good faith, (ii) a party to whom an advance is owed may, under certain circumstances, be called upon to prove the outstanding amount of the Advances evidenced thereby and (iii) the rights of the Agent and the Lenders provided for in Section 9.04(b) of the Credit Agreement may be limited in certain circumstances.

                                                Very truly yours,

                           EXHIBIT H - FORM OF OPINION
                           OF SHEARMAN & STERLING LLP,
                              COUNSEL TO THE AGENT

                                [S&S LETTERHEAD]

                                                             __________ __, 2004

To the Initial Lenders party to the Credit
Agreement referred to below and to
Citicorp USA, Inc., as Agent

                          Honeywell International Inc.
                          ----------------------------

Ladies and Gentlemen:

            We have acted as counsel to Citicorp USA, Inc., as Agent (the "Agent"), in connection with the Credit Agreement, dated as of October 22, 2004 (the "Credit Agreement"), among Honeywell International Inc., a Delaware corporation (the "Borrower"), and each of you. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

            In that connection, we have reviewed originals or copies of the following documents:

            (a)   The Credit Agreement.

            (b) The Notes executed by the Borrower and delivered on the date hereof.

The documents described in the foregoing clauses (a) and (b) are collectively referred to herein as the "Opinion Documents."

            We have also reviewed originals or copies of such other agreements and documents as we have deemed necessary as a basis for the opinion expressed below.

            In our review of the Opinion Documents and other documents, we have assumed:

                  (A)   The genuineness of all signatures.

                  (B) The authenticity of the originals of the documents submitted to us.

                  (C) The conformity to authentic originals of any documents submitted to us as copies.

                  (D) As to matters of fact, the truthfulness of the representations made in the Credit Agreement.

                  (E) That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Borrower, enforceable against each such party in accordance with its terms.

                  (F)   That:

                        (1) The Borrower is an entity duly organized and validly
                  existing under the laws of the jurisdiction of its organization.

                        (2) The Borrower has full power to execute, deliver and
                  perform, and has duly executed and delivered, the Opinion Documents.

                        (3) The execution, delivery and performance by the
                  Borrower of the Opinion Documents have been duly authorized by all necessary action (corporate or otherwise) and do not:

                              (a) contravene its certificate or articles of
                        incorporation, by-laws or other organizational documents;

                              (b) except with respect to Generally Applicable
                        Law, violate any law, rule or regulation applicable to it; or

                              (c) result in any conflict with or breach of any
                        agreement or document binding on it.

                        (4) Except with respect to Generally Applicable Law, no
                  authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee hereof has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Borrower of any Opinion Document or, if any such authorization, approval, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

            We have not independently established the validity of the foregoing assumptions.

            "Generally Applicable Law" means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Borrower, the Opinion Documents or the transactions governed by the Opinion Documents. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term "Generally Applicable Law" does not include any law, rule or regulation that is applicable to the Borrower, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to the specific assets or business of any party to any of the Opinion Documents or any of its affiliates.

            Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that each Opinion Document is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

            Our opinion expressed above is subject to the following qualifications:

            (a) Our opinion is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers).

            (b) Our opinion is subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

            (c) We express no opinion with respect to the enforceability of indemnification provisions, or of release or exculpation provisions, contained in the Opinion Documents to the extent that enforcement thereof is contrary to public policy regarding the indemnification against or release or exculpation of criminal violations, intentional harm or violations of securities laws.

            (d) We express no opinion with respect to the enforceability of any indemnity against loss in converting into a specified currency the proceeds or amount of a court judgment in another currency.

            (e) Our opinion is limited to Generally Applicable Law.

            A copy of this opinion letter may be delivered by any of you to any person that becomes a Lender in accordance with the provisions of the Credit Agreement. Any such person may rely on the opinion expressed above as if this opinion letter were addressed and delivered to such person on the date hereof.

            This opinion letter is rendered to you in connection with the transactions contemplated by the Opinion Documents. This opinion letter may not be relied upon by you or any person entitled to rely on this opinion pursuant to the preceding paragraph for any other purpose without our prior written consent.

            This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinion expressed herein.

                                                Very truly yours,

                                                                  EXECUTION COPY

                               U.S. $1,000,000,000

                           FIVE YEAR CREDIT AGREEMENT

                          Dated as of October 22, 2004

                                      Among

                          HONEYWELL INTERNATIONAL INC.,

                                  as Borrower,
                                  ------------

                                       and

                        THE INITIAL LENDERS NAMED HEREIN,

                               as Initial Lenders,
                               -------------------

                                       and

                               CITICORP USA, INC.,

                             as Administrative Agent
                             -----------------------

                                       and

                               JPMORGAN CHASE BANK

                              as Syndication Agent
                              --------------------

                                       and

                              BANK OF AMERICA, N.A.
                                BARCLAYS BANK PLC
                        DEUTSCHE BANK AG NEW YORK BRANCH
                                       and
                               UBS SECURITIES LLC

                             as Documentation Agents
                             -----------------------

                                       and

                          CITIGROUP GLOBAL MARKETS INC.
                                       and
                           J.P.MORGAN SECURITIES INC.

                  as Joint Lead Arrangers and Co-Book Managers
                  --------------------------------------------

                                TABLE OF CONTENTS

                                                                                                   Page
ARTICLE I

         SECTION 1.01.  Certain Defined Terms ..............................................          1

         SECTION 1.02.  Computation of Time Periods ........................................         18

         SECTION 1.03.  Accounting Terms ...................................................         18

ARTICLE II

         SECTION 2.01.  The Revolving Credit Advances and Letters of Credit ................         18

         SECTION 2.02.  Making the Revolving Credit Advances ...............................         19

         SECTION 2.03.  The Competitive Bid Advances .......................................         21

         SECTION 2.04.  Issuance of and Drawings and Reimbursement Under Letters of Credit .         26

         SECTION 2.05.  Fees ...............................................................         28

         SECTION 2.06.  Termination or Reduction of the Commitments ........................         29

         SECTION 2.07.  Repayment of Advances ..............................................         31

         SECTION 2.08.  Interest on Revolving Credit Advances ..............................         32

         SECTION 2.09.  Interest Rate Determination ........................................         33

         SECTION 2.10.  Prepayments of Revolving Credit Advances ...........................         34

         SECTION 2.11.  Increased Costs ....................................................         36

         SECTION 2.12.  Illegality .........................................................         37

         SECTION 2.13.  Payments and Computations ..........................................         37

         SECTION 2.14.  Taxes ..............................................................         38

         SECTION 2.15.  Sharing of Payments, Etc ...........................................         41

         SECTION 2.16.  Use of Proceeds ....................................................         41

         SECTION 2.17.  Evidence of Debt ...................................................         41

ARTICLE III
         SECTION 3.01.  Conditions Precedent to Effectiveness of Sections 2.01 and 2.03 ....         42

         SECTION 3.02.  Conditions Precedent to Initial Borrowing ..........................         43

         SECTION 3.03.  Initial Loan to Each Designated Subsidiary .........................         44

         SECTION 3.04.  Conditions Precedent to Each Revolving Credit Borrowing and Issuance         44

         SECTION 3.05.  Conditions Precedent to Each Competitive Bid Borrowing .............         45

         SECTION 3.06.  Determinations Under Section 3.01 ..................................         46

ARTICLE IV

         SECTION 4.01.  Representations and Warranties of the Company ......................         46

ARTICLE V

         SECTION 5.01.  Affirmative Covenants ..............................................         49

         SECTION 5.02.  Negative Covenants .................................................         52

ARTICLE VI

         SECTION 6.01.  Events of Default ..................................................         54

         SECTION 6.02.  Actions in Respect of the Letters of Credit upon Default ...........         58

ARTICLE VII

         SECTION 7.01.  Unconditional Guarantee ............................................         58

         SECTION 7.02.  Guarantee Absolute .................................................         59

         SECTION 7.03.  Waivers ............................................................         59

         SECTION 7.04.  Remedies ...........................................................         60

         SECTION 7.05.  No Stay ............................................................         60

         SECTION 7.06.  Survival ...........................................................         60

ARTICLE VIII

         SECTION 8.01.  Authorization and Action ...........................................         61

         SECTION 8.02.  Agent's Reliance, Etc ..............................................         61

         SECTION 8.03.  CUSA and Affiliates ................................................         61

         SECTION 8.04.  Lender Credit Decision .............................................         62

         SECTION 8.05.  Indemnification ....................................................         62

         SECTION 8.06.  Successor Agent ....................................................         63

         SECTION 8.07.  Sub-Agent ..........................................................         63

         SECTION 8.08.  Other Agents .......................................................         63

ARTICLE IX

         SECTION 9.01.  Amendments, Etc ....................................................         64

         SECTION 9.02.  Notices, Etc .......................................................         64

         SECTION 9.03.  No Waiver; Remedies ................................................         65

         SECTION 9.04.  Costs and Expenses .................................................         65

         SECTION 9.05.  Binding Effect .....................................................         66

         SECTION 9.06.  Assignments and Participations .....................................         67

         SECTION 9.07.  Designated Subsidiaries ............................................         69

         SECTION 9.08.  Confidentiality ....................................................         70

         SECTION 9.09.  Mitigation of Yield Protection .....................................         70

         SECTION 9.10.  Governing Law ......................................................         71

         SECTION 9.11.  Execution in Counterparts ..........................................         71

         SECTION 9.12.  Jurisdiction, Etc ..................................................         71

         SECTION 9.13.  Substitution of Currency ...........................................         72

         SECTION 9.14.  Final Agreement ....................................................         72

         SECTION 9.15.  Judgment ...........................................................         72


         SECTION 9.16.  No Liability of the Issuing Banks ..................................         73

         SECTION 9.17.  Patriot Act Notice .................................................         73

         SECTION 9.18.  Waiver of Jury Trial ...............................................         74

SCHEDULES

Schedule I - List of Applicable Lending Offices

Schedule 2.01(b) - Existing Letters of Credit

Schedule 3.01(b) - Disclosed Litigation

EXHIBITS

Exhibit A-1  -   Form of Revolving Credit Note

Exhibit A-2  -   Form of Competitive Bid Note

Exhibit B-1  -   Form of Notice of Revolving Credit Borrowing

Exhibit B-2  -   Form of Notice of Competitive Bid Borrowing

Exhibit C    -   Form of Assignment and Acceptance

Exhibit D    -   Form of Designation Letter

Exhibit E    -   Form of Acceptance by Process Agent

Exhibit F    -   Form of Opinion of Gail E  Lehman, Assistant General Counsel of
                 the Company

Exhibit G    -   Form of Opinion of Counsel to a Designated Subsidiary

Exhibit H    -   Form of Opinion of Shearman & Sterling LLP, Counsel to the
                 Agent